                                                                    EXHIBIT 10.1

                      DATED this 22nd day of October 1998


                          NORWELL INVESTMENTS LIMITED
                          ---------------------------
                                              First Part

                               PLAZA BLOCKS C &D

                              CONSTRUCTION LIMITED
                                              Second Part

                          VISIO INTERNATIONAL LIMITED
                          ---------------------------
                                              Third Part

                                      and

                               VISIO CORPORATION
                               -----------------
                                              Fourth Part


                              AGREEMENT FOR LEASE



                                  Arthur Cox,
                              Arthur Cox Building
                               Earlsfort Terrace
                                    Dublin 2

     THIS AGREEMENT made the 22nd day of October 1998 BETWEEN NORWELL
     --------------                                   ---------------
INVESTMENTS LIMITED having its registered office at 6 Fitzwilliam Place in the
-------------------
City of Dublin (hereinafter called "the Landlord" which expression shall where the context so admits or requires include its successors and assigns) of the First Part

     PLAZA BLOCKS C&D CONSTRUCTION LIMITED having its registered office 5 Mount
     -------------------------------------
Street Crescent, Dublin 2 (hereinafter called the "the Developer" which expression shall where the context so admits or requires include its successors and assigns) of the Second Part

     VISIO INTERNATIONAL LIMITED having its registered office at Fitzwilton
     ---------------------------
House, Wilton Place, Dublin 2, (hereinafter called "the Tenant" which expression shall where the context so admits or requires include its successors and permitted assigns) of the Third Part AND

     VISIO CORPORATION of 520 Pike Street, Suite 1800, Seattle, Washington
     -----------------
98101, USA (hereinafter called "the Guarantor" which expression shall where the context so admits or requires include its successors and permitted assigns) of the Fourth Part.

     WHEREAS:

     A. The Developer is in the course of procuring the design and construction of a number of office buildings on the Estate.

     B. Subject to the terms hereinafter appearing the Landlord has agreed to grant and the Tenant and the Guarantor have agreed to take the Lease of Block 1 of the Estate subject to the terms and conditions hereinafter appearing.

     C. The Building will extend to 39,270 Sq. Ft. approximately of Net Lettable Area as more particularly described in the Specification.

     NOW IT IS HEREBY AGREED as follows:

1  INTERPRETATION
   --------------

     1.1 In this Agreement the following expressions shall be deemed to have the following meanings:-

     "Block 1" means the building shown edged red on Plan "A" formerly known Building D;

     "Break Option Deed" means the Break Option Deed in the form annexed hereto in Appendix 1.

     "The Building" means Block 1, Grand Canal Plaza, Grand Canal Street,
Dublin;

     "Building Contract", means the contract to be entered by the Developer with the Contractor in respect of (inter alia) the Building Works in the form of the agreed draft annexed hereto as Appendix 6;

     "Building Programme", means the programme for the carrying out of the Building Works annexed hereto as Appendix 7 and references in clause 7 to the "Contractual Completion Date" shall mean the contractual completion date as shown in the Building Programme.

     "Building Works", means the works in connection with the construction of the Building and the other works as described in the Specification;

     "Car Spaces" means the 33 car parking spaces in respect of Block 1, intended to be included in Part Two of the Second Schedule to the Lease shown shaded pink on Plan A;

     "Certificate of Practical Completion" means the Certificate of the Developer's Architect that the Building Works have reached the stage of practical completion within the meaning of the Building Contract or such earlier or later date as may be determined in accordance with the provisions of this Agreement;

     "Collateral Warranties" means the Collateral Warranties in favour of the Tenant from the Contractor, the Sub-Contractors and the Design Team in the forms annexed hereto as Appendix 2;

     "Commencement Notice" means the commencement notice to be served as required by the regulations issued pursuant to the Building Control Act, 1990.

     "Contractor" means P.J. Hegerty & Sons of Davitt Road, Dublin 12 or such other Contractor as the Developer shall appoint in substitution therefor following prior notice to the Tenant;

     "Date of Practical Completion" means the date upon which the Developer's Architect issues the Certificate of Practical Completion or as otherwise determined pursuant to the provisions of clause 3 hereof;

     "Defects Liability Period" means the period of 12 months commencing on the Date of Practical Completion;

     "Developers Design Team" means the Developer's Architect, the Developer's Structural Engineer and the Developer's Mechanical and Electrical Engineers.

     "Developer" includes its successors and assigns.

     "Developer's Architect" means Burke Kennedy Doyle & Partners or such other Architect as the Developer shall appoint in substitution therefor following prior notice to the Tenant.

     "Developer's Structural Engineer" means Ove Arup or such other Structural Engineer as the Developer shall appoint in substitution therefor following prior notice to the Tenant.

     "Developer's Mechanical and Electrical Engineer" means Varming Mulcahy Reilly & Associates or such other Mechanical and Electrical Engineer as the Developer shall appoint in substitution therefor following prior notice to the Tenant.

     "Estate" means the office development shown edged blue on the Site Plan and known as Grand Canal Plaza, Grand Canal Street, Dublin 2.

     "Fire Safety Certificate" means the Fire Safety Certificate reference 97/1840 dated 7th January 1998 issued by Dublin Corporation in accordance with the requirements of the Building Control Act 1990 and any further such Certificate as may be required for the Building;

     "Independent Architect" means David Keane of Keane Murphy Duff, 4 Princes Street, Dublin 2 or in the event of him being unwilling or unable to act such other Architect as may be agreed between the parties and in default of agreement to be nominated upon the application of either party by the President for the time being of the Royal Institute of the Architects of Ireland.

     "Independent Surveyor" means PJ Bannon of Harrington Bannon, 40 Fitzwilliam Place, Dublin 2 or in the event of his being unwilling or unable to act such other Chartered Valuation Surveyor as may be agreed between the parties and in default of agreement to be nominated upon the application of either party by the President for the time being of the Society for Chartered Surveyors.

     "Landlord" includes its successors and assigns.

     "Lease" means the Lease in the form annexed hereto as Appendix 1.

     "Letters of Appointment", the letters or agreements pursuant to which each member of the Developers Design Team was appointed by the Developer, copies of which have been furnished to the Tenant.

     "Measurement Drawings" means the set of drawings appended to this Agreement marked "Measurement Drawings" together with any substitute drawings made necessary by any variation to the Building which are to be used for the purpose of and as the basis for measuring the Net Lettable Area of the Building.

     "Measuring Code" means the Measuring Practice Guidance Notes issued jointly by the Society of Chartered Surveyors with others.

     "Month(s)" means calendar month(s).

     "Net Lettable Area" means the net lettable area of the Building calculated in accordance with the provisions of Clause 4

     "Opinions on Compliance" means Opinions of Compliance with Planning Permission and Building Regulations of the Developer's Architect substantially in the forms annexed hereto as Appendix 3.

     "Planning Permission" means the Notification of Grant of Planning Permission Plan Nos. 2049/95 and 2597/97 issued by Dublin Corporation.

     "Retention Fund" has the meaning ascribed thereto in the Building Contract.

     "Relevant Consents", the Planning Permissions, the Fire Safety Certificates, and all other permissions, consents, approvals, licences, certificates and permits in legally effectual form as may be necessary to lawfully commence, carry out, maintain and complete the Building Works.

     "Side Letters" means the Side Letters in the form annexed hereto in Appendix 1.

     "Site Plan" means the Plan annexed hereto marked Plan A and entitled "Site Plan".

     "Snag Items" includes items which are normally dealt with in a snagging list (which term shall have the meaning understood by custom in the building trade) and any items of landscaping which may reasonably be deferred due to Practical Completion being achieved outside the recognised planting seasons.

     "Specification" means the Plans and Specification referred to in the cover sheet annexed hereto as Appendix 4.

     "Sub-Contractors" mean the subcontractors listed in Appendix 5 hereto.

     "Tenant" includes its successors and permitted assigns.

     "Tenant's Project Manager" means FKM Engineering Limited of Belgard Road, Dublin 24 or such other Project Manager as the Tenant shall appoint and notify to the Developer in writing.

     "VAT" means Value Added Tax.

2  DEVELOPERS OBLIGATIONS
   ----------------------

     2.1 The Developer shall procure that the construction of the Building conforms substantially in all material respects with the provisions of the statutes applicable thereto and with the regulations of the local authority and of any other statutory undertaking and without prejudice to the generality of the foregoing, the Building, shall on the Date of Practical Completion, in all respect substantially comply with the Relevant Consents.

     2.2  The Developer will procure that the Building Works are carried out:-

          2.2.1 in a good and workmanlike manner and in accordance with good building practice;

          2.2.2  with good and suitable materials;

          2.2.3 substantially in accordance with the Building Contract, Specification and the Relevant Consents;

          2.2.4  with due diligence and speed; and

          2.2.5 without using any materials or substances for the time being not recommended by the relevant current Irish standards and codes of practice (and in so far as there are no such Irish standards and codes of practice, British standards and codes of practice will apply) as being of deleterious, unsatisfactory or unsuitable quality.

     2.3 The Developer shall at all times use all reasonable endeavours to procure compliance by the Developers Design Team with the obligations on their part contained in the Letters of Appointment and by the Contractor with its obligations under the Building Contract. In the event of any member of the Developer's Design Team or the Contractor being replaced the Developer shall notify the Tenant in writing and shall procure that any replacement appointee is of similar expertise and standing to the party replaced and is obliged to provide to the Tenant a Collateral Warranty.

     2.4 The Developer shall as employer under the Building Contract and under the Letters of Appointment comply in a timely manner with the several obligations on its part contained in the Building Contract and in the Letters of Appointment.

     2.5 The Developer shall procure that at the Date of Practical Completion thereof the Building shall be left in good and clean condition cleared of all unused building materials plant, equipment and temporary structures.

     2.6 The Developer shall have responsibility for compliance with the Health Safety and Welfare at Work (Construction) Regulations 1995 in respect of the Building including;

          2.6.1 the appointment of a competent project supervisor (design stage);

          2.6.2 the appointment of a competent project supervisor (construction stage);

          2.6.3  the preparation of a preliminary safety and health plan;

          2.6.4  the service of the Commencement Notice;

          2.6.5  the preparation of a safety file.

     PROVIDED ALWAYS that nothing herein shall fetter the Developers power to appoint appropriate parties in respect of the design stage and construction stage of the Building Works specified above.

     2.7 The Developer shall not (without the prior written approval of the Tenant (such consent not to be unreasonably withheld or delayed)) make:-

          2.7.1 any material change, variation or amendment to the Building Contract or the Letters of Appointment;

          2.7.2 any change, variation or amendment (other than a minor or inconsequential nature or involving substitution of materials of equal or better quality to those specified) to the Specification.

     2.8 The Developer shall not compromise or waive any claim it may have against the Contractor or any member of the Developers Design Team in any way that will prejudice the interest of the Tenant.

     2.9 The Developer shall not without the prior written consent of the Tenant discharge or release the Contractor or the Developers Design Team in relation to the Building nor restrict or diminish any of their obligations or liabilities relating to the Building.

     2.10 On the Date of Practical Completion, the Developer shall furnish to the Tenant:

          2.10.1  the originals of the Collateral Warranties.

          2.10.2 Certified copies of the originals of the Opinions on Compliance.

          2.10.3 an undertaking to provide to the Tenant within 60 days of the Date of Practical Completion two entire sets of "as constructed" drawings of the Building (to include services) in the form of CAD Disk and as stable negatives;

          2.10.4 an undertaking to provide to the Company within 60 days of the Date of Practical Completion two copies of all relevant operational and maintenance manuals for services in connection with the Building (together with copies of all necessary maintenance contracts)

          2.10.5 two copies of all commissioning certificates and three copies of all insurance test certificate for boilers and lifts.

          2.10.6 an undertaking to provide to the Tenant within 60 days of the Date of Practical Completion a copy of the Safety File maintained pursuant to the Safety Health and Welfare at Work (Construction) Regulations 1995

          2.10.7 certified copy receipts or official evidence of compliance with all financial contributions and conditions of a financial nature (if any) in the Planning Permission.

          2.10.8 an undertaking to provide to the Tenant a certified copy of the Opinions on Compliance in respect of the entire of the works to be carried out by the Contractor under the Building Contract within 28 days of the issue of the Certificate of Practical Completion by the Architect in respect of the entire of such works.

          2.10.9 an undertaking to provide to the Tenant a certified copy of the final Opinions on Compliance in respect of the completion of the entire Estate within 28 days of the completion of the development of the Estate.

     2.11 The Developer shall exercise all due skill and care reasonably expected of an experienced property developer in procuring the construction and completion of the Building. Subject to compliance by the Developer with its obligations herein contained it is agreed that the Developer shall not otherwise have any liability to the Tenant on account of any negligence or breach of contract on the part of any of the parties engaged in relation to the construction and completion of the Building.

3    PRACTICAL COMPLETION
     --------------------

     3.1 The Developer's Architect shall notify the Tenant's Project Manager not less than 14 Business Days before the date on which the Developer's Architect anticipates that he will issue the Certificate of Practical Completion pursuant to the Building Contract in respect of the Building and shall invite the Tenant's Project Manager to arrange a joint inspection with the Developer's Architect of the Building not less than 10 Business Days prior to the date that it is anticipated the Certificate of Practical Completion will issue. The Tenant's Project Manager shall notify the Developer's Architect in writing within five Business Days of such inspection of any matters which in the view of the Tenant's Project Manager should have attention prior to the issue of the Certificate of Practical Completion and the Developer's Architect shall take due regard of same but nothing herein shall limit the right of the Developer's Architect to issue the Certificate of Practical Completion.

     3.2 If the Tenant's Project Manager shall object to the issue of the Certificate of Practical Completion he shall do so in writing to the Developer's Architect such notice to be received by the Developer's Architect within seven days after the date of the issue of the Certificate of Practical Completion specifying his objections which shall not include Snag Items.

     3.3 In the event of a dispute between the Developer's Architect and the Tenant's Project Manager as to whether the Certificate of Practical Completion should have issued having regard to the objections of the Tenant's Project Manager then the items in dispute shall be referred forthwith to the Independent Architect who shall be required to give a decision within 7 Business Days of being requested to resolve such dispute. The Independent Architect shall act as an expert and not as an Arbitrator and his fees shall be borne by the party against whom he holds. Where the Independent Architect finds in favour of the Tenant and that the Certificate of Practical Completion should not have issued, the Developer shall procure that the items of works identified by the Independent Architect required to be completed to achieve Practical Completion shall be remedied forthwith and the provisions of clauses 3.1 to 3.3 hereof shall be repeated.

     3.4 On referral of such dispute referred to in clause 3.3 to the Independent Architect he shall be entitled to determine (inter alia) whether the decision of the Developer's Architect to issue the Certificate of Practical Completion on the date he did so was correct, whether the Certificate of Practical Completion should have issued or should issue on a date subsequent to that date, and whether, and if so what, items of the Building Works or what defects are or were required to be undertaken and /or repaired so as to bring the Building Works to practical completion and to determine when the Developer has carried out and completed and / or repaired (or procured the carrying out and completion and / or repair) of the said items of the Building Works and / or the repairs or defects as determined by him

     3.5 The Developer will procure the delivery to the Tenant of a certified copy of the Certificate of Practical Completion as soon as practicable after the same is issued to the Contractor and in any event within 3 days of its issue.

4    MEASUREMENT OF BUILDING
     -----------------------

     4.1 The Developer shall notify the Landlord and the Tenant when the Building has reached a sufficient stage of completion to permit measurement of the Net Lettable Area, whereupon the Landlord and the Tenant shall jointly arrange for the Net Lettable Area to be measured in accordance with the Measuring Code Provided that in case of any conflict between the Measurement Drawings and the Measuring Code then the Measurement Drawings shall prevail.

     4.2 For the purpose of clarity the Landlord and Tenant agree that the Net Lettable Area of the Building for the calculation of the square footage upon which the rent shall be payable is to be the area within the red lines on the Measurement Drawings but excluding the areas which are hatched with diagonal red lines (being Landlord's area and first floor double height void) and the areas coloured solid red (being solid elements such as columns) all other areas within the red lines on the Measurement Drawings being deemed to be Net Lettable Areas for the purposes of this Agreement.

     4.3 If the Landlord and the Tenant are unable to agree the Net Lettable Area within 14 days of the joint measurement then measurement thereof shall be referred to the Independent Chartered Surveyor for determination as follows:-

          4.3.1 The Independent Chartered Surveyor shall act as an Expert and shall afford to the Landlord and the Tenant a reasonable opportunity of stating (whether in writing or otherwise as may be decided by him/her within such time as he/she may stipulate in that behalf ) reasons in support of such contentions as each party may wish to make relative to the matter or matters under consideration;

          4.3.2 The determination of the Independent Chartered Surveyor shall be binding on the parties;

          4.3.3 The costs of the Independent Chartered Surveyor shall be borne by the party against whom he/she holds.

     4.4 The Net Lettable Area as agreed or determined in accordance with this clause 4 shall be inserted in clause 1.3.6 of the Fourth Schedule to the Lease which the Tenant and the Guarantor hereby irrevocably authorise the Landlord's Solicitor to do in the Lease and counterpart thereof.

5    DESIGNATION
     -----------

     5.1 For the purposes of this clause 5 the following additional expressions shall have the following meanings:-

     "Legislation" includes the enactment of legislation, any statutory consolidation, amendments, modifications or re-enactment of any legislation for the time being in force and all regulations, statutory instruments, rules, notices, directions, consents, orders and other provisions made thereunder and any conditions attaching thereto.

     "Double Rent Deduction" means the right of the Tenant to claim a double rent allowance within the meaning of Section 324 or Section 370 of the Taxes Consolidation Act 1997 in respect of the entire amount of the rent reserved by clause 3.1 of the Lease (but excluding the proportion thereof attributable to
the Car Spaces)   for a period of 10 years from the date on which the Lease is granted.

     "The Rates Exemption" means the relief for the Tenant against the payment of the entire amount of the municipal rates payable in respect of the Building to the authority lawfully entitled to charge and collect the same for a period of 10 local financial years next following the date on which the Lease is granted in terms similar to that contained in Section 5 (a) Statutory Instrument No.341 of 1986 subject always to the phasing of the extent of the remission in the manner set out in the Third Schedule to Statutory Instrument No.365 of 1995

          5.2.1 In the event that at the Date of Practical Completion Legislation is passed and in force which provides for (or has the same effect as) the right for the Tenant to claim a Double Rent Deduction (without the benefit of the Rates Exemption) then, in determining the rent to be payable under the Lease, the provisions of clause 6.1 shall apply.

          5.2.2 In the event that at the Date of Practical Completion Legislation is passed and in force which provides for (or has the same effect as) the right for the Tenant to claim a Double Rent Deduction (with the benefit of the Rates Exemption) then in determining the rent to be payable under the Lease the provisions of clause 6.2 shall apply.

          5.2.3 Where at the Date of Practical Completion Legislation has not been passed and in force which provides for (or has the same effect as) the right for the Tenant to claim a Double Rent Deduction (with or without the benefit of the Rates Exemption) then, (subject to the provisions of clause 5.3) in determining the rent to be payable under the Lease, the provisions of clause 6.3 shall apply.

     5.3 The parties agree that where a Ministerial or other government statement is made in an official capacity prior to the Date of Practical Completion and which

          5.3.1 in the case of the Double Rent Deduction, is confirmed by Legislation which is passed and in force within 3 months of the Date of Practical Completion which entitles the Tenant to a Double Rent Deduction and

          5.3.2 in the case of the Rates Exemption, is confirmed by Legislation which is passed and in force prior to the receipt by the Tenant of a bona fide demand for municipal rates by the authority lawfully entitled to charge and collect the same which entitles the Tenant to the Rates Exemption.

then the rent in the Lease shall initially be calculated by reference to the provisions of clause 6.3 and the Landlord the Tenant and the Guarantor shall forthwith upon the Legislation being passed (or on each occasion where the Double Rent Deduction and the Rates Exemption is dealt with in separate
Legislation)   enter into a Memorandum supplemental to the Lease recording the adjusted yearly rent by reference to clause 6.1 or clause 6.2 (whichever shall be applicable) and the amendment of the Fourth Schedule to the Lease as provided for in clause 6 which adjustment shall take effect from the date which relevant Legislation comes into force, unless the Legislation shall allow for the Tenant to claim the Double Rent Deduction or the Rates Exemption (as the case may be) in respect of any increase in the rent retrospective from the date on which the Legislation comes into force to the commencement of the term of the Lease.

     5.4 The Tenant acknowledges that in the event that the Tenant is not entitled to the Double Rent Deduction and / or the Rates Exemption as a consequence of

          5.4.1 the failure of the Tenant to occupy the entire of the Building for the purpose of its trade or profession or;

          5.4.2 the act, omission or default of the Tenant (which shall not include for the purposes of this clause any provision within the Legislation which precludes the Tenant from claiming the Double Rent Deduction and/or the Rates Exemption)

then for the purposes of this clause 5 the Tenant shall be deemed to be entitled to the Double Rent Deduction and / or the Rates Exemption (as the case may be where the same is provided for in the Legislation within the time periods referred to in this clause 5).

          5.5 Any dispute between the Landlord and the Tenant with regard to this clause 5 shall be referred to a single arbitrator (who shall be a qualified tax practitioner with one of the six largest accountancy firms in Ireland) to be agreed by the parties or failing such agreement to be appointed by the President for the time being of the Law Society of Ireland and such reference shall be deemed to be a submission to arbitration in accordance with the Arbitration Acts 1954 to 1998 or any statutory modifications or re-enactment thereof for the time being in force.

6    RENT CALCULATION
     ----------------

     6.1 If the provisions of Clause 5.2.1 apply (whether on the date of Practical Completion or thereafter pursuant to the provisions of clause 5.3 or are deemed to apply pursuant to clause 5.4) the Initial Rent to be reserved by clause 3.1 of the Lease (for the first five years thereof subject to the final paragraph of clause 5.3) shall be the aggregate of (i) (Pounds)25 per annum per sq. ft. of the Net Lettable Area of the Building determined in accordance with clause 4 hereof and (ii) (Pounds)1,500 for each of the 33 Car Spaces.

     6.2 If the provisions of clause 5.2.2 apply (whether on the date of Practical Completion or thereafter pursuant to the provisions of clause 5.3 or are deemed to apply pursuant to clause 5.4) then the Initial Rent to be reserved by clause 3.1 of the Lease (for the first five years thereof subject to the final paragraph of clause 5.3) shall be the aggregate of (i) (Pounds)27.50 per annum per sq. ft. of the Net Lettable Area of the Building determined in accordance with clause 4 hereof and (ii) (Pounds)1,500 for each of the 33 Car Spaces.

     6.3 If the provisions of clause 5.2.3 apply the Initial Rent to be reserved by clause 3.1 of the Lease (for the first five years thereof) shall be the aggregate of (i) (Pounds)22 per annum per sq. ft of the Net Lettable Area of the Building determined in accordance with clause 4 hereof and (ii) (Pounds)1,500 for each of the 33 Car Spaces.

     6.4 The Tenant hereby irrevocably authorises the Landlord's Solicitor to insert the relevant amount of the Initial Rent when so calculated in accordance with the provisions of clause 6.1 or 6.2 or 6.3 (whichever shall be applicable) into the Lease and the counterpart thereof.

     6.5 In the event of the Net Lettable Area of the Building not having been agreed by the Date of Practical Completion the Tenant shall pay rent based on a deemed Net Lettable Area of 39,270 Sq. Ft. at the rate per square foot applicable pursuant to clause 6.1 or 6.2 or 6.3 (whichever shall be applicable at the Date of Practical Completion) together with the sum of IR(Pounds)1,500 for each of the 33 Car Spaces and within 10 Business Days of agreement on or determination of the Net Lettable Area there shall be paid to the Tenant (or vice versa) any excess or underpayment (as the case may be) in respect of the period for which rent has been paid based on the deemed Net Lettable Area. The rent in the Lease shall be initially calculated by reference to the deemed Net Lettable Area and the Lessor and the Tenant shall enter into a memorandum supplemental to the Lease recording the adjusted yearly rent calculated by reference to the Net Lettable Area agreed or determined in accordance with the provisions of this Agreement.

     6.6 Where the provisions of clause 5.2.1 apply (whether on the Date of Practical Completion or thereafter in accordance with the provisions of clause
5.3 or are deemed to
apply pursuant to clause 5.4) the Fourth Schedule to the Lease shall be deleted and there shall be substituted therefore the Schedule annexed hereto as Appendix 8.

     6.7 Where the provisions of clause 5.2.2 apply (whether on the Date of Practical Completion or thereafter in accordance with the provisions of clause
5.3 or are deemed to apply pursuant to clause 5.4) the Fourth Schedule to the Lease shall be deleted and there shall be substituted therefore the Schedule annexed hereto as Appendix 9.

     6.8 It is agreed that the Landlord shall make a contribution to the Tenant's fitting out of the Building in the sum of IR(Pounds)210,000 (exclusive of VAT). Payment shall be made by the Landlord to the Tenant together with any VAT eligible thereon within 14 days of the receipt by the Landlord of a certified copy of the certificate of practical completion issued pursuant to the contract for the Tenant's fitout of the Building together with a valid VAT invoice addressed to the Landlord in respect of the payment. It is hereby agreed and declared that for the purposes of review of the rent under the Lease and notwithstanding the provisions of the Lease the making of this payment shall be disregarded and the Tenant shall be deemed to have expended this money from its own funds.

7    TENANT'S FIT OUT
     ----------------

     7.1 The Tenant shall furnish as soon as possible to the Landlord for approval plans, drawings, specifications and such other details as the Landlord may reasonably request in relation to all fitting out works which the Tenant may propose to carry out and install in the Building ("the Fit-Out") which approval the Landlord shall not unreasonably withhold or delay.

     7.2 The Developer will use all reasonable endeavours to procure that the Contractor will complete the construction of the Building in accordance with the Specification and in accordance with the dates shown in the Building Programme. The Contractual Completion Date will be extended where the Contractor is delayed in achieving Practical Completion on account of any of the items specified in clause 30 (as amended by Special Condition 14) of the Building Contract PROVIDED ALWAYS that the Developer shall use all reasonable endeavours to procure that no extensions are certified under clause 30(b), (f), (i) and
(j). In the event that the Date of Practical Completion is not achieved ,or , where the Tenant avails of the facilities for access prior to Practical Completion in accordance with this clause 7, the Building Works have not reached a stage so as to enable the Tenant to commence the Fit Out by the 31st October 1999 (which date shall be extended by the equivalent amount of any extension certified by the Developer's Architect under clause 30(e) (as amended by special condition 14) of the Building Contract) the Tenant, provided the Fit Out has not commenced may terminate this Agreement on giving 7 days prior notice in writing to the Developer whereupon on the expiry of such notice this Agreement shall determine and the Tenant's interest and rights in relation to the Building shall cease. For the avoidance of doubt it is agreed that (i) the certificate of the Developer's Architect that the Building Works have reached a stage so as to be ready to receive the Tenant's Fit Out shall be conclusive evidence to that effect and (ii) once the Tenant has commenced the Fit Out the right to determine pursuant to this clause 7.2 shall automatically lapse.

     7.3 Subject to the Landlord's prior approval of the Fit-Out the Developer shall co-operate with and facilitate the Tenant insofar as is reasonably practicable in gaining access to the Building prior to the Date of Practical Completion in accordance with the following provisions of this clause.

     7.4 Such access shall be subject to the provisions of clause 32 of the Building Contract (inserted by Special Condition 16 thereof) which shall be observed and complied with by the parties hereto insofar as such provisions respectively relate to them.

     7.5 Prior to commencing the Fit Out the Tenant shall agree with the Landlord and the Developer's Architect the state of progress of the Building Works and the date upon which the Developer's Architect then expects to issue the Certificate of Practical Completion. Provided such date is on or prior to the 30th June 1999, if the Developer's Architect is subsequently not in a position to issue the Certificate of Practical Completion on or prior to the 30th June 1999, the 30th June 1999 shall (subject to the provisions of clause 7.6.2) be the Deemed Date of Practical Completion ("the Deemed Date of Practical Completion"). Where the provisions of this clause 7 apply the Tenant shall pay rent with effect as and from the earlier of:

          7.5.1  the Deemed Date of Practical Completion and,

          7.5.2 the Date of Practical Completion which for the purposes of this clause 7.5 shall mean Practical Completion of the Building Works to include the elements of the Fit Out to be carried out by the Contractor but excluding those elements of the Fit Out in respect of partitioning and furniture.

     7.6  The Landlord agrees that in the event that

          7.6.1 prior to commencing the Fit Out there has been certified by the Developer's Architect pursuant to clause 30 (as amended by special condition 14) of the Building Contract extensions of time, which extensions when added to the Contractual Completion Date provide for a Date of Practical Completion later than the 30th June 1999, the Deemed Date of Practical Completion shall be extended to such later date or,

          7.6.2 if after commencing the Fit Out there is certified by the Developer's Architect pursuant to clause 30(a), (e) or (j) (as amended by special condition 14) of the Building Contract extensions of time which extensions are certified by the Developer's Architect as wholly attributable to the Specification and which have not been caused in whole or in part by the Fit Out such extensions shall be added to the Contractual Completion Date. Where any such extensions are certified by the Developers Architect as partly attributable to the Specification and partly attributable to the Fit Out (and the part attributable to the Specification has not been caused directly or indirectly by the Fit Out) such extensions certified as attributable to the Specification shall be added to the Contractual Completion

Date. Where such extensions when added to the Contractual Completion Date give rise to a Practical Completion Date of later than the 30th June 1999 the Deemed Date of Practical Completion shall be extended to such later date.

          7.6.3 if a dispute arises between the parties as to any extension to be allowed to the Deemed Date of Practical Completion in accordance with clause
7.6.2 which the parties are unable to resolve within 14 days then the dispute shall be referred forthwith to the Independent Architect who shall be requested to give a decision within a further 14 business days of the reference to him. The Independent Architect shall act as an expert and not as an Arbitrator and his fees shall be borne by the party against whom he holds.

          7.6.4  pending the determination of any dispute pursuant to clause
7.6.3 the Tenant shall pay rent with effect as and from the Deemed Date of Practical Completion and upon such determination there shall be paid to the Tenant (or vice versa) any excess or underpayment (as the case may be) in respect of the period for which rent has been paid.

     7.7 The Tenant will carry out or will procure that the Fit-Out is carried out:-

          7.7.1 In a good and workmanlike manner and in accordance with good building practice;

          7.7.2  With good and suitable materials;

          7.7.3 In accordance with the provisions of clause 4.25 of the Lease (relating to Planning Acts and the Building Control Act) as if the same were fully set out herein;

          7.7.4 In such manner as to avoid any obstruction of the Contractor or interruption of the Building Works; and

          7.7.5 Without using any materials or substances for the time being not recommended by the relevant current Irish Standards And Codes of Practice (and insofar as there are no such Irish Standards And Codes of Practice, British Standards And Codes of Practice will apply) as being of deleterious, unsatisfactory or unsuitable quality.

     7.8 Upon completion of the Fit-Out the Tenant shall furnish to the Landlord;

          7.8.1 Opinions of a duly qualified Architect or Engineer in the forms published by the Royal Institute of the Architects of Ireland (without additional qualification) as to -

                 (a) compliance with any Grant of Planning Permission required for the Fit-Out or (as the case may be) that the Fit-Out comprises exempted development within the meaning of the Planning Acts, and,

                 (b) compliance with Building Regulations including copies of any confirmation relied upon in such Opinion and Fire Safety Certificate(s) and Commencement Notice(s) relating thereto.

          7.8.2 An undertaking to provide to the Landlord within sixty days of completion of the Fit-Out a certified copy of the Safety File for the Fit Out the original of which the Tenant covenants to furnish to the Landlord upon the expiration or earlier termination of the Lease

          7.8.3 Collateral Warranties in favour of the Landlord from the Tenant's Contractor, Architect, Mechanical and Electrical Engineer and Sub-Contractor with a design responsibility, in the form of the Collateral Warranties (or with such amendments thereto as the Landlord shall approve such approval not to be unreasonably withheld) the party providing the Warranties to have adequate professional indemnity insurance and to be members of their respective professional institutes (where appropriate) PROVIDED HOWEVER that the Landlord shall not be entitled to receive a collateral warranty from any of the parties engaged by the Tenant for the Fit Out (with the exception of the party or parties engaged for the design and installation of the air conditioning and the mechanical and electrical services, where the requirement shall be absolute) where, having regard to the extent and nature of the services to be provided by such party, it is not reasonable for such a warranty to be provided. In the event of a dispute between the Landlord and the Tenant as to whether a collateral warranty in favour of the Landlord should issue, having regard to the objection of the Tenant, such dispute shall be referred forthwith to the Independent Architect who shall be required to give a decision within 7 business days of being requested to resolve such dispute. The Independent Architect shall act as an expert and not as an arbitrator and his fees shall be borne by the party against whom he holds.

     7.9 The Tenant's Project Manager shall liaise with the Developer and the Developer's Architect at the earliest possible date regarding a method and programme for the Fit-Out, the Contractors, any Sub-Contractors and Design Team proposed to be engaged and shall furnish details of any (if any) elements of the Building Works to the Building which it may wish to be postponed in order to avoid unnecessary removal and later replacement of such elements in which event the following provisions shall apply:-

          7.9.1 Such elements as may be postponed shall be totally disregarded for the purposes of the Certificate of Practical Completion;

          7.9.2 Any additional sums payable by the Developer to the Contractor by reason of the postponement of any elements of the Buildings Works shall be paid by the Tenant to the Developer on demand, in which regard the amount thereof as determined in accordance with the provisions of the Building Contract shall be conclusive and binding upon the Developer and the Tenant;

          7.9.3 The Tenant shall also pay to the Developer on demand the full amount of all reasonable and vouched professional fees and other expenses which the Developer may incur by reason of any such postponement as aforesaid.

     7.10 The Tenant shall and hereby covenants to indemnify the Developer and the Landlord against all actions, claims and demands that may be made against and all losses that may be suffered or incurred by either of them by reason of commencement of the Fit-Out prior to the Date of Practical Completion and without prejudice to and in addition to the provisions in this regard which are contained in the Building Contract shall furnish to the Developer and to the Landlord upon request evidence reasonably satisfactory to them that the Tenant and all Contractors engaged by it for the purpose of the Fit-Out have in force all such insurance cover as may be necessary or as either the Developer or the Landlord may reasonably require in relation thereto, that the interest of the Developer and of the Landlord is noted thereon where appropriate and that such cover remains in force for the duration of the Fit-Out. The Tenant shall not have any liability hereunder for consequential loss save such consequential loss (if any) as is reasonably forseeable.

     7.11 The Tenant shall and hereby covenants with the Landlord that upon the expiration or earlier termination of the Lease the Tenant will if so required by the Landlord, remove such of the Fit Out as the Landlord may require to be removed and will reinstate the Building in accordance with the obligations on the Tenant's part contained in clause 4.9 of the Lease.

     7.12 The Tenant shall pay on demand (i) the reasonable and proper costs incurred by the Landlord and (ii) the Developer's Design Team fees (to be charged on an hourly basis at an hourly rate commensurate with the rate generally chargeable in the market for the services involved), in connection with the approval and monitoring of the Fit Out.

8    GRANT OF LEASE
     --------------

     8.1 The Tenant and the Guarantor shall execute the Lease the Break Option Deed and the Side Letters in duplicate within twenty one days of the date on which the Landlord's solicitors furnish engrossments thereof to the Tenant's solicitors and same shall be held by the Landlords's Solicitors in escrow pending the Date of Practical Completion and shall be executed by the Landlord and the Landlord shall procure that GC Plaza Management Limited executes the same prior to the Date of Practical Completion. The Lease, Break Option Deed and the Side Letters shall be deemed to be granted on the Date of Practical Completion.

     8.2 The Tenant shall become liable to comply with all the covenants on the part of the Tenant and conditions contained in the Lease from the Date of Practical Completion.

     8.3 The Landlord shall subject to receipt of the relevant stamp duty stamp the original and counterpart of the Lease Break Option Deed and Side Letters and return the original thereof to the Tenant as soon as practicable duly executed by the Landlord.

     8.4 Without prejudice to the provisions of Clause 8.2 hereof the Term Commencement Date in the Lease shall be the Date of Practical Completion as certified by the Developer's Architect (or as determined by the Independent Architect if appointed) or if applicable the Deemed Date of Practical Completion and the Tenant hereby irrevocably authorises the Landlord to insert the relevant dates in the relevant parts of the Lease and counterpart thereof.

     8.5 The Landlord shall procure that the Common Areas Deed to be entered into between Dalehaven Investments Limited, the Landlord, Oaktower Investments Limited, Kenneth C. Rohan and GC Plaza Management Limited is executed and delivered prior to the grant of the Lease.

9    PAYMENTS
     --------

     9.1 Upon the Date of Practical Completion as certified, or if applicable the Deemed Date of Practical Completion the Tenant shall pay to the Landlord (1) an amount equal to one quarter of the annual rent (or deemed initial annual rent pursuant to clause 6 ) payable in respect of the Building, (2) Value Added Tax payable on the granting of the Lease (if eligible) PROVIDED ALWAYS that the
                                                   ---------------
Landlord shall co-operate with the Tenant in order to assist the Tenant to avail of the VAT Form 4A procedure on the grant of the Lease, (3) Stamp Duty payable on foot of the Lease and Counterpart and (4) a payment on account the first year's insurance premium together with one quarter's service charge payable by the Tenant under the Lease as notified by the Landlord to the Tenant.

10   NO ASSIGNMENT
     -------------

     10.1 The Tenant shall not assign, underlet, mortgage, charge, share, part with or otherwise in any way whatsoever (either directly or indirectly) deal with its/his interest under this Agreement or any part thereof prior to the Date of Practical Completion (or if later the date of completion of the Lease).

     10.2 The Developer shall not assign its interest under this Agreement or any part thereof prior to the Date of Practical Completion without the prior written consent of the Tenant which shall not be unreasonably withheld or delayed PROVIDED ALWAYS the Tenant agrees that its consent shall not be required to an assignment to Erin Executor & Trustee Co. Limited, whether before or after the Date of Practical Completion.

     10.3 The Landlord shall procure that any leases of the Building which are granted prior to or contemporaneously with the grant of the Lease (which are intended to be superior to the Lease) shall not contain any covenants, easements, rights or restrictions more onerous or restrictive than those contained in the Lease and shall procure that any such Lessees or any other parties having any interest in the Building at the date of the grant of the Lease shall if necessary provide their consent to the grant of the Lease.

11   TITLE
     -----

     The title to be shown by the Landlord shall consist of the copy documents referred to in the Schedule contained at Appendix 10 hereto.

12   DEFECTS
     -------

     The Developer undertakes to procure the making good of all defects referred to at Clause 31 of the Building Contract which arise in the Building during the Defects Liability Period. In this respect the Tenant shall furnish the Developer within 10 months of the Date of Practical Completion of the Building a schedule of defects, shrinkages and other faults which are not in accordance with the Building Contract and the Tenant shall also notify to the Developer any further defects, shrinkages or other faults which appear in the Building during the Defects Liability Period. The Developer shall procure all such defects, shrinkages or other faults are made good and remedied as soon as possible (but without material interference with the Tenant) to the reasonable satisfaction of the Tenant's Project Manager and if not made good and remedied as aforesaid within a reasonable period, the Tenant shall have the right to serve a notice in writing on the Developer indicating that if the Developer fails to commence the remedy of any such defects, shrinkages or other faults within 10 days of receipt of the said notice, the Tenant shall have the right to remedy the same and to recover the costs thereof from the Developer.

     The Developer undertakes not to release to the Contractor the Retention Fund retained by the Developer against the Contractor following the Date of Practical Completion of the Building until the said defects, shrinkages or other faults have been remedied in accordance with the provisions of this agreement.

13   TERMINATION
     -----------

     13.1 For the purposes of this clause 13 an Event of Default shall occur if:

           13.1.1 The Tenant does not pay any monies within twenty one days after they become due or if later within 21 days after same has been demanded in accordance with this Agreement for Lease;

           13.1.2 The Tenant fails to perform and observe the obligations on its part contained in this Agreement for Lease in any material respect and the Tenant has not done so after receipt of thirty days notice or such extended notice period as shall be reasonable from the Developer specifying the particular breach complained of and requiring the Tenant to remedy the breach and allowing reasonable time for the Tenant to do so; or

           13.1.3 The Tenant enters into liquidation (except voluntary liquidation for the purpose of amalgamation or reconstruction on terms approved of by the Landlord, such approval not to be unreasonably withheld or delayed) or has a Receiver or Examiner appointed to its undertaking or assets.

     13.2 Upon the occurrence of an Event of Default the Developer in addition to any other rights and remedies may rescind this Agreement for Lease by giving notice to the Tenant to that effect.

     13.3 In the event of the Developer or the Landlord failing to perform and observe the obligations respectively on its part contained in this Agreement for Lease in any material respect following receipt of 30 days notice (or such extended notice period as shall be reasonable to be determined in the event of a dispute between the Developer and the Tenant by the Independent Architect, who shall be required to give a decision within 7 Business Day of being requested to resolve such dispute and who shall act as an expert and not as an arbitrator and whose fees shall be borne by the party against whom he holds) from the Tenant specifying the particular breach complained of and requiring the Developer or the Landlord as the case may be to remedy the breach and allowing reasonable time for the Developer or the Landlord so to do or in the event of the Developer or the Landlord going into receivership or having a Liquidator or Examiner appointed and the Receiver /Liquidator / Examiner not affirming the obligations of the Developer or the Landlord as the case may be herein within 28 days thereafter the Tenant may rescind this Agreement upon giving to the Developer notice to that effect but without prejudice to any rights of action or remedies which the Tenant may have on account of any such breach.

     13.4  Upon such recission:-

          13.4.1 The Tenant's interests and rights in relation to the Building shall cease and determine and all fixtures (other than tenants or trade fixtures) in it shall be retained by the Developer) and the Tenant shall remove any Tenant's or trade fixtures and fittings in the Building;

          13.4.2 The parties hereto will retain all rights and remedies against the other for any antecedent breach, non-observance or non-performance of its obligations under this Agreement for Lease;

14   GUARANTEE
     ---------

     14.1 The Guarantor hereby covenants with the Developer and the Landlord that the Tenant shall perform and observe the covenants and conditions on its part herein contained and to accept the grant of the Lease as hereinbefore provided failing which the Guarantor shall itself accept the grant of the Lease as if it had been named as Tenant therein.

     14.2 The Guarantor further covenants with the Developer and the Landlord that it shall join in and execute the Lease as Guarantor for the performance and observance by the Tenant of the obligations on its part contained in the Lease in accordance with the terms thereof.

     14.3 The Guarantor shall on the date hereof and again on the date of completion of the Lease deliver to the Landlord in a form and from a counsel reasonably acceptable to the Landlord an opinion confirming that the Guarantor is validly constituted and has the necessary corporate power to enter this Agreement and that the obligations on the part of the Guarantor herein and as provided for in the Lease are legally binding and enforceable.

15   CONFIDENTIALITY
     ---------------

     15.1 Each party shall at all times use all reasonable endeavours to keep confidential (and to procure that its respective employees and agents shall keep confidential) the terms of this Agreement and any confidential information which it or they may acquire in relation to the Development or to the business or affairs of the other party or any of its subsidiary or associated companies and shall not use or disclose such information except with the consent of the other party or in compliance with the order of a court of competent jurisdiction

     15.2 Neither party shall issue or release and shall procure that their respective employees and agents shall not issue or release to any newspaper or other form of media any statement or information relating to this Agreement save only such press release or statement in such form as made previously have been agreed by and between the parties.

16   AGREEMENT TO CONTINUE
     ---------------------

     This Agreement shall continue in full force and effect after the grant of the Lease and the Date of Practical Completion in insofar as anything then remains outstanding hereunder on the part of any of the parties hereto.

17   NOTICES
--   -------

     17.1 Any notice under this Agreement shall be effectively given if sent by post or delivered to the intended recipient or its Solicitors at its, his or their last known address. Where sent by post the notice shall be deemed to be served on the second day after posting.

     17.2 Where the last day for taking any step would but for this provision be Christmas Day, Good Friday, a Saturday or Sunday or a Public Holiday such last day shall be the next following working day instead.

18   JURISDICTION
     ------------

     This Agreement shall be construed in accordance with the Laws of Ireland.

     IN WITNESS whereof the parties hereto have either caused their Common Seals
     ----------
to be affixed hereto or have signed or caused to have signed on this Agreement on their behalf the day and year first herein written.

PRESENT when the Common Seal
-------
of THE LANDLORD was affixed
   ------------
hereto:


/s/  Ken Rohan
------------------------------
                     Director

/s/  Gerry Cryan (TG Cryan)
------------------------------
                     Director

PRESENT when the Common Seal
-------
of THE DEVELOPER was affixed
   -------------
hereto:


/s/  Ken Rohan
------------------------------
                     Director

/s/  Gerry Cryan
------------------------------
                     Director

PRESENT when the Common Seal
-------
of THE TENANT was affixed
   ----------
hereto:


/s/  Evelyn Cruz Sroufe
-------------------------------------
Evelyn Cruz Sroufe, Managing Director

PRESENT when the Common Seal
-------
of THE GUARANTOR was affixed
   -------------
hereto:


/s/  Evelyn Cruz Sroufe
--------------------------------------
Evelyn Cruz Sroufe,
Sr. Vice President World Wide Operations


/s/  Jeremy Jaech
--------------------------------------
Chairman of the Board, Chief Executive
Officer and President

                                  APPENDIX 1

                 THE LEASE, BREAK OPTION DEED AND SIDE LETTERS

                         Dated:                  , 199

     (1)      Landlord:             Norwell Investments Limited
     (2)      Tenant:               Visio International Limited
     (3)      Guarantor:            Visio Corporation
     (4)      Management Company:   GC Plaza Management Limited



                                     LEASE
                                     - of
                                    BLOCK 1
                               GRAND CANAL PLAZA
                        including use of 33 car spaces

               Term Commences:         day of             , 199

                           Length of Term:  25 years

                        Rent Reviews:  Every Five Years



                                   Arthur Cox
                              Arthur Cox Building
                               Earlsfort Terrace
                                    DUBLIN 2

                                    CONTENTS

1          DEFINITIONS........................................    1
           -----------
2          INTERPRETATION.....................................    5
           --------------
3          DEMISE AND RENTS...................................    6
           ----------------
4          TENANT'S COVENANTS.................................    7
           ------------------
           4.1   Rents........................................    7
                 -----
           4.2   Service Charge...............................    7
                 --------------
           4.3   Interest on arrears..........................    8
                 -------------------
           4.4   Outgoings....................................    8
                 ---------
           4.5   Repairs......................................    9
                 -------
           4.6   External Decorations.........................    9
                 --------------------
           4.7   Internal decorations.........................   10
                 --------------------
           4.8   Cleaning.....................................   10
                 --------
           4.9   Yield up.....................................   10
                 --------
          4.10   Rights of entry by Landlord..................   11
                 ---------------------------
          4.11   To Comply with Notices.......................   11
                 ----------------------
          4.12   Dangerous materials and use of machinery.....   11
                 ----------------------------------------
          4.13   Overloading floors and services..............   12
                 -------------------------------
          4.14   Conduits.....................................   12
                 --------
          4.15   Prohibited users.............................   12
                 ----------------
          4.16   User.........................................   13
                 ----
          4.17   Nuisance.....................................   13
                 --------
          4.18   Alterations..................................   13
                 -----------
          4.19   Signs and advertisements.....................   14
                 ------------------------
          4.20   Alienation...................................   14
                 ----------
          4.21   Registration of dispositions.................   16
                 ----------------------------
          4.22   Disclosure of information....................   17
                 -------------------------
          4.23   Landlord's costs.............................   17
                 ----------------
          4.24   Statutory requirements.......................   18
                 ----------------------
          4.25   Planning Acts and the Building Control Act...   18
                 ------------------------------------------
          4.26   Statutory notices............................   19
                 -----------------
          4.27   Fire and safety precautions and equipment....   20
                 -----------------------------------------
          4.28   Encroachments and easements..................   20
                 ---------------------------
          4.29   Reletting notices............................   20
                 -----------------
          4.30   Indemnity....................................   20
                 ---------
          4.31   Stamp Duty and Value Added Tax...............   21
                 ------------------------------
5         LANDLORD'S COVENANTS................................   21

          5.1    Quiet Enjoyment..............................   21
                 ---------------
6         INSURANCE...........................................   21
          ---------
          6.1    Landlord to insure............................  21
                 ------------------
          6.2    Landlord to produce evidence of insurance.....  22
                 -----------------------------------------
          6.3    Destruction of the demised premises..........   23
                 -----------------------------------
          6.4    Where reinstatement is prevented.............   23
                 --------------------------------
          6.5    Cesser of rent and service charge............   24
                 ---------------------------------
          6.6    Insurance becoming void......................   24
                 -----------------------
          6.7    Notice by Tenant and Landlord................   24
                 -----------------------------


           6.8   Superior Lease and Common Areas Deed.........   24
                 ------------------------------------
           6.9   Safety File..................................   25
                 -----------
7          MANAGEMENT COMPANY COVENANTS.......................   25
           ----------------------------
           7.1   Services.....................................   25
                 --------
           7.2   Common Areas Deed............................   25
                 -----------------
8          PROVISOS...........................................   25
           --------
           8.1   Forfeiture...................................   26
                 ----------
           8.2   Close common areas...........................   26
                 ------------------
           8.3   Rules and regulations........................   27
                 ---------------------
           8.4   Agents.......................................   27
                 ------
           8.5   Stoppage of Services.........................   27
                 --------------------
           8.6   Failure of Services..........................   27
                 -------------------
           8.7   Cesser of Services...........................   28
                 ------------------
           8.8   Costs Recovered..............................   28
                 ---------------
           8.9   No Implied easements.........................   28
                 --------------------
           8.10  Exclusion of warranty as to user.............   28
                 --------------------------------
           8.11  Representations..............................   29
                 ---------------
           8.12  Covenants relating to Adjoining Property.....   29
                 ---------------------------------------------
           8.13  Effect of waiver.............................   29
                 ----------------
           8.14  Applicable Law...............................   29
                 --------------
           8.15  Notices......................................   30
                 -------
9.         THE GUARANTOR'S COVENANTS..........................   30
           -------------------------
10.        SECTION 45 LAND ACT 1965...........................   30
           ------------------------
11.        FINANCE ACT CERTIFICATES...........................   30
           ------------------------
12.        SECTION 29 COMPANIES ACT, 1990.....................   31
           ------------------------------
13         SECTION 31 COMPANIES ACT, 1990.....................   31
           ------------------------------

                                     LEASE


     THIS LEASE is made the         day of             , 199 .

     BETWEEN

(1) LANDLORD: NORWELL INVESTMENTS LIMITED having its registered office at 6 Fitzwilliam Place in the City of Dublin

(2) TENANT: VISIO INTERNATIONAL LIMITED having its registered office at Fitzwilton House, Wilton Place in the City of Dublin

(3) GUARANTOR: VISIO CORPORATION of 520 Pike Street, Suite 1800, Seattle, Washington 98101, USA

(4) MANAGEMENT COMPANY: GC PLAZA MANAGEMENT LIMITED having its registered office at 6 Fitzwilliam Place in the City of Dublin.

     WITNESSETH as follows:

1    DEFINITIONS
     -----------

     In this Lease, unless the context otherwise requires the following expressions shall have the following meanings:-

     1.1  "The Accountant" means a person being a chartered or certified
          ----------------
accountant or a firm thereof appointed by the Landlord (excluding an employee of the Landlord) to perform the functions of the Accountant under this Lease;

     1.2  "Adjoining Property" means any land and / or buildings adjoining or
          --------------------
neighboring the Demised Premises;

     1.3  "Building Control Act" means the Building Control Act 1990;
          ----------------------

     1.4  "Car Spaces" mean the car spaces referred to in the Second Schedule
          ------------
and same shall be included in the definition of "Demised Premises" for the purpose only of the Fourth Schedule;

     1.5  "Common Areas" means those parts of the Plaza which are or may be
          --------------
designated or allocated from time to time by the Landlord or the Management Company for the common use and benefit of the tenants within the Plaza, their servants, agents, invitees and licensees and the said expression "the Common Areas" shall include, but without prejudice to the generality of the foregoing all roads, footpaths, bridges, pedestrian ways, watercourses, lakes, reservoirs, fountains, landscaped areas and other common areas on the Plaza PROVIDED ALWAYS
                                                                ---------------
that if the Plaza shall in any way be
altered by extension or addition or otherwise then the definition of "Common Areas" shall as and where necessary be modified accordingly in such manner as the Landlord shall determine.

     1.6  Common Areas' Deed means a deed made the       day of           , 1998
          ------------------
between Dalehaven Investments Limited (1), Norwell Investments Limited (2), Oaktower Investments Limited (3), Kenneth C. Rohan (4) and GC Plaza Management Limited (5).

     1.7  "Conduits" mean each of the following of whatsoever nature:-
          ----------

     all sewers, drains, pipes, gullies, gutters, ducts, mains, watercourses, channels, subways, wires, cables, conduits, flues and other transmission or conducting media and installations of whatsoever nature or kind;

     1.8  "Demised Premises" means the premises demised by this Lease and more
          ------------------
particularly described in the First Schedule PROVIDED ALWAYS that for the purposes of Clause 6 herein, reference to the Demised Premises shall exclude (unless otherwise agreed in writing by the Landlord and the Tenant) all additions, alterations and improvements made to the Demised Premises by the Tenant;

     1.9  "External Decoration Years" mean the year ending 2002 and thereafter
          ---------------------------
in every subsequent third year of the term;

     1.10  "Guarantor" means the party (if any) named as "Guarantor" at the
           -----------
commencement of this Lease and, in the case of an individual, includes the personal representatives of such Guarantor;

     1.11  "Initial Rent" means pounds (IR(Pounds)          ) per annum.
           --------------

     1.12  "Insured Risks" mean, subject always to such exclusions, excesses and
           ---------------
limitations as are normally available and as may be imposed by the Landlord's insurers for the time being in respect of any or all of the following risks; fire, storm, tempest, flood, earthquake, subsidence, lightning, explosion, impact, aircraft and other aerial devices and articles dropped therefrom, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes, land slip or land heave and such other risks as the Landlord may in its absolute discretion from time to time determine;

     1.13  "Internal Decoration Years" mean the year ending 2004 and thereafter
           ---------------------------
in every subsequent fifth year of the Term;

     1.14  "Landlord" means the party or parties named as "Landlord" at the
           ----------
commencement of this Lease, and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

     1.15  "this Lease" means this Lease and any document which is made
           ------------
supplemental hereto, or which is entered into pursuant to or in accordance with the terms hereof;

     1.16  "the Management Company" means GC Plaza Management Limited its
           ------------------------
successors and assigns;

     1.17  "the Management Company's Financial Year" means each period of twelve
           -----------------------------------------
months ending on the last day of each December or such other month as the Management Company may from time to time determine;

     1.18  "Permitted User" means office use (including use of part of the
           ----------------
Demised Premises for storage, catering and dining ancillary to office use);

     1.19  "the Perpetuity Period" means the period commencing on the date of
           -----------------------
this Lease and ending on the expiration of twenty one years from the date of the death of the last survivor of the issue now living of His Late Britannic Majesty King George V.

     1.20  "Plans" mean Plan No. 1 annexed to this Lease;
           -------

     1.21  "Planning Acts" mean the Local Government (Planning and Development)
           ---------------
Acts 1963 to 1994;

     1.22  "the Plaza" means the lands, hereditaments and premises situate at
           -----------
Grand Canal Plaza, Grand Canal Street in the City of Dublin the present boundaries of which are shown edged blue on Plan No. 1 annexed hereto and which expression shall include the said lands as reduced and / or all additions and extensions to the said lands which are from time to time declared to be excluded from or form part of the Plaza in accordance with the provisions of the Common Areas' Deed provided always that the Car Spaces and the access routes to the Demised Premises and the Car Spaces shall at all times be included in the Plaza;

     1.23  "the Plaza Service Charge" means the aggregate of the reasonable and
           --------------------------
proper costs and expenses incurred or expended by the Management Company in maintaining, repairing, renewing and providing services, amenities and facilities to the Common Areas and the Car Spaces pursuant to the provisions of the Fifth Schedule hereof;

     1.24  "Prescribed Rate" means the rate per centum per month which shall
           -----------------
exceed by one half per centum per month the monthly rate of interest for the time being chargeable under Section 550 of the Income Tax Act 1967 (or such other monthly rate of interest as may from time to time be chargeable upon arrears of tax) or if there shall be no such rate at a rate of eighteen per centum per annum.

     1.25  "Public Health Acts" mean the Local Government (Sanitary Services)
           --------------------
Act, 1878 to 1964;

     1.26  "Quarterly Gale Days" mean 1st day of January, lst day of April, 1st
           ---------------------
day of July and 1st day of October in every year of the Term.

     1.27  "Rent Review Dates" means the first day of the sixth year, the first
           -------------------
day of the eleventh year, the first day of the sixteenth year and the first day of the twenty first year of the Term.

     1.28  "Safety Health and Welfare at Work Act" means the Safety Health and
           ---------------------------------------
Welfare at Work Act 1995.

     1.29  "Surveyor" means any person appointed by the Landlord (including an
           ----------
employee of the Landlord and the person appointed by the Landlord to collect the rents and manage the Building) to perform the function of a surveyor for any purpose of this Lease but does not include the Surveyor defined in the Fourth Schedule;

     1.30  "Systems" means such form of close circuit television system or other
           ---------
security systems (if any) which the Landlord or the Management Company may from time to time at their reasonable discretion provide;

     1.31  "Tenant" means the party or parties named as "Tenant" at the
           --------
commencement of this Lease and includes the successors in title of the Tenant and permitted assigns of the Tenant and, in the case of an individual or individuals his/their personal representatives;

     1.32  "Tenant's Proportion" means a due proportion of the Plaza Service
           ---------------------
Charge equal to the ratio which the net internal floor area of the Demised Premises bears to the aggregate net internal floor area of the buildings constructed upon the Plaza (and which is estimated at the date of this Lease to be 39.37%);

     1.33  "Term" means Twenty Five Years from the Term Commencement Date.
           ------

     1.34  "Term Commencement Date" means       day of           , 199 .
           ------------------------

     1.35  "Utilities" mean the following of whatsoever nature:-
           -----------
     water, soil, steam, air, gas, electricity; radio, television, telegraphic, telephonic and other communications, and other services and information (including any plant, machinery, apparatus and equipment to operate the same or required to be provided in or for the Plaza as may from time to time and in the opinion of the Management Company be desirable or necessary);

     1.36  "the 1860 Act" and "the 1881 Act" shall mean respectively the
           --------------     --------------
Landlord and Tenant Law Amendment Act, Ireland, 1860 and the Conveyancing Act 1881.

2    INTERPRETATION
     --------------

          UNLESS there is something in the subject or context inconsistent therewith:

     2.1 where two or more persons are included in the expression "the Landlord" and / or "the Tenant" and / or "the Guarantor" the covenants which are expressed to be made by the Landlord and / or the Tenant and / or the Guarantor shall be deemed to be made by such persons jointly and severally;

     2.2 words importing persons shall include firms, companies and corporations and vice versa;

     2.3 any covenant by the Tenant not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

     2.4 references to any right of the Landlord to have access to or entry upon the Demised Premises shall be construed as extending to all persons authorised by the Landlord, to include the Management Company, any superior landlord and their and each of their agents and professional advisers together with the prospective purchasers of any interest of the Landlord or any superior landlord in the Demised Premises or in the Adjoining Property, contractors, workmen and others;

     2.5 any reference to a statute or statutes (whether specifically named or not) or to any sections or sub-sections therein shall include any amendments or re-enactments thereof for the time being in force and all Statutory Instruments, orders, notices, regulations, directions, byelaws, permissions and plans for the time being made, issued or given thereunder or deriving validity therefrom;

     2.6 the titles or headings appearing in this Lease are for reference only and shall not affect its construction or interpretation;

     2.7 wherever in this Lease either party is granted a future interest in property there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the Perpetuity Period;

     2.8 any reference to a clause or schedule shall mean a clause or schedule of this Lease;

     2.9 any reference to the masculine gender shall include reference to the feminine gender and any reference to the neuter gender shall include the masculine and feminine genders and reference to the singular shall include reference to the plural.

     2.10 if any term or provision in this Lease shall be held to be illegal or unenforceable in whole or in part, such term shall be deemed not to form part of this Lease but the enforceability of the remainder of this Lease shall not be affected;

3    DEMISE AND RENTS
     ----------------

     THE Landlord in consideration of the rents herein reserved (including the increases thereof as hereinafter provided) and the covenants on the part of the Tenant and the conditions hereinafter contained HEREBY DEMISES unto the Tenant
                                                --------------
the Demised Premises TOGETHER WITH the rights, easements and privileges
                     -------------
specified in the Second Schedule EXCEPTING AND RESERVING the rights and
                                 -----------------------
easements specified in the Third Schedule SUBJECT TO all rights, easements,
                                          ----------
quasi-easements, privileges, covenants, restrictions and stipulations of whatsoever nature affecting the Demised Premises which have been disclosed to the Tenant prior to the date of the agreement for the grant of this Lease TO
                                                                          --
HOLD the Demised Premises unto the Tenant from and including the Term
----
Commencement Date for the Term YIELDING AND PAYING unto the Landlord during the
                               -------------------
Term:

     3.1 yearly and proportionately for any fraction of a year, the Initial Rent and from and including each Rent Review Date, such yearly rent as shall become payable under and in accordance with the provisions of the Fourth Schedule and in each case to be paid (at the option of the Landlord, which said option may be exercised on any number of occasions) either by standing order, direct debit, credit transfer or cheque by equal quarterly payments in advance on the Quarterly Gale Days without any deduction, set-off or counterclaim whatsoever (save as required by law);

     3.2 by way of additional rent all sums (including the reasonable and proper cost of periodic valuations for insurance purposes) which the Landlord shall from time to time pay for insuring the Demised Premises against the Insured Risks pursuant to Clause 6.1. all such sums to be paid on demand the first payment to be made on the execution hereof and to be such amount as has been advised to the Tenant prior to the delivery of this Lease;

     3.3 by way of additional rent the Tenant's Proportion of the Plaza Service Charge to be paid in accordance with the provisions of clause 4.2 below.

4    TENANT'S COVENANTS
     ------------------

     The Tenant to the intent that the obligations may continue throughout the Term HEREBY COVENANTS with the Landlord as follows:

     4.1  Rents
          -----

     To pay the rents or increased rents reserved by this Lease and referred to at paragraphs 3.1 to 3.3 inclusive and any additional sums payable herein at the times and in the manner herein prescribed for the payment of same.

     4.2  Service Charge
          --------------

     To pay to the Management Company:

          4.2.1 An amount by way of additional rent equal to the Tenant's Proportion of the Plaza Service Charge which shall be ascertained and certified annually by a certificate (hereinafter called "the Certificate") signed by the Accountant so soon after the end of the Management Company's Financial Year as may be practical but in any event no later than 4 months after the end of the Management Company's Financial Year and which shall relate to such year in the manner hereinafter specified.

          4.2.1.1 The Certificate shall state the total amount of the Plaza Service Charge for the Management Company's Financial Year to which it relates and the proportion of the Tenant's liability hereunder and the Certificate (or a copy thereof duly certified by the person by whom same is given) shall be conclusive evidence save for manifest error for the purposes hereof of the matters which it purports to certify and shall be final and binding on the parties hereto. The Certificate shall disclose the total expenditure in the Management Company's Financial Year itemised under the various headings of expense together with all income to be credited thereto.

          4.2.1.2 On the 1st day of January, the 1st day of April, the 1st day of July and 1st day of October in every year of the Term the Tenant shall pay to the Management Company in advance quarterly instalments (hereinafter referred to as "the Advance Payments") as the Management Company shall from time to time at the commencement of the relevant Management Company's Financial Year certify as being fair and reasonable and on account of the Tenant's Proportion of the Plaza Service Charge for the said financial year.

          4.2.1.3 As soon as practical after the end of each Management Company's Financial Year the Management Company shall furnish to the Tenant the Certificate in respect of that year due credit being given therein for the Advance Payments made by the Tenant in respect of the said year and upon the furnishing of the Certificate there shall be paid by the Tenant to the Management Company on demand the balance of the Tenant's Proportion of the Plaza Service Charge found to be payable or there shall be allowed or forthwith paid as the case may be by the Management Company to the Tenant any amount which may have been overpaid by the Tenant by way of Advance Payments as the case may require PROVIDED ALWAYS that the provisions of this sub-clause shall continue to apply notwithstanding the expiration or sooner determination of the term hereby granted but only in respect of the period to such expiration or sooner determination as aforesaid.

          4.2.1.4 If any dispute or difference shall arise in respect of any part of this clause, such dispute or difference shall be referred to the Accountant whose decision shall be final and binding on the parties hereto and in this respect the parties shall be entitled to make written or oral submissions to the Accountant. Pending the determination of the Accountant in relation to any such dispute or difference the Tenant shall continue to pay the Advance Payments in the manner hereinbefore provided and in the event that the Accountant determines that any such payments have been incorrectly made the Tenant shall be allowed credit against the next payment or payments to the extent of any overpayments made by the Tenant (or if the Lease shall have terminated be re-paid by the Management Company).

     4.3  Interest on arrears
          -------------------

     Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord, if any of the rents reserved by this Lease (whether formally demanded or not) or if any other sum of money payable to the Landlord (or the Management Company, as the case may be) by the Tenant under this Lease shall remain unpaid after the date when payment was due, to pay interest thereon at the Prescribed Rate from and including the date on which payment was due to the date of payment to the Landlord (or the Management Company, as the case may be) (both before and after any judgment).

     4.4  Outgoings
          ---------

          4.4.1 To pay and indemnify the Landlord against all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or non-recurring nature) which now are or may at any time during the Term be charged, levied, assessed or imposed upon or payable in respect of the Demised Premises or upon the owner or occupier of them (excluding any tax payable by the Landlord upon any of the rents herein reserved or occasioned by any disposition of or dealing with the reversion of this Lease or by virtue of the ownership of the reversion);

          4.4.2 To pay all charges for electricity, gas (if any), water and other services and utilities consumed in the Demised Premises, including any connection and hiring charges and meter rents and to perform and observe all present and future regulations and requirements of the electricity, gas and water supply authorities or boards in respect of the supply and consumption of electricity, gas and water on the Demised Premises and to keep the Landlord indemnified against any breach thereof.

     4.5  Repairs
          -------

     To keep clean and tidy and to repair, replace and reinstate and to put into and keep in good order repair and condition from time to time and at all times during the Term the interior and exterior of the Demised Premises, and without derogating from the generality of the foregoing, the roof, structure, drains, foundations, walls (including external and load bearing walls), timbers, joists and beams of the floors and ceilings, chimney stacks, gutters, doors, locks, plate glass and other windows, fixtures, fittings, fastenings, wires, waste water drains and other pipes and sanitary and water apparatus and to maintain, repair and keep in good working order and condition and (where necessary because same are beyond economic repair) renew and replace all plant and machinery therein including the Conduits and the central heating and air conditioning plant (if any), air displacement plant, the sprinkler system (if any) and all lifts, lift shafts and lift machinery, all boilers and all electrical and mechanical plant, machinery, equipment and apparatus, PROVIDED ALWAYS that notwithstanding anything herein contained the Tenant shall not be obliged to replace or renew any fit out, plant, machinery, or systems installed by it, (damage by any of the Insured Risks excepted (other than in respect of any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy upon settlement of any claim by the Landlord) if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act, neglect or default of the Tenant or the servants, agents, licensees or invitees of the Tenant or any under-tenant or any person under its or their control) AND in case the Demised Premises or any part thereof shall be destroyed or become ruinous or incapable of beneficial occupation or enjoyment by for or from any of the Insured Risks the Tenant hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the 1860 Act or otherwise;

     4.6  External Decorations
          --------------------

     In every External Decoration Year and also during the last six months of the Term (whether determined by effluxion of time or otherwise) in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) or otherwise treat, as appropriate, all external wood, metal, stucco and cement work and other exterior parts of the Demised Premises required to be so treated and in colours to be approved by the Landlord (such approval not to be unreasonably withheld) and as often as may be reasonably necessary, properly to wash down, clean, restore, repoint and make good and, wherever appropriate, treat with suitable preservative, all stonework, brickwork, concrete and other finishes to the reasonable satisfaction of the Landlord.

     4.7  Internal decorations
          --------------------

     In every Internal Decoration Year and also in the last three months of the Term (whether determined by effluxion of time or otherwise) in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) or otherwise treat, as appropriate, all internal parts of the Demised Premises required to be so treated and, as often as may be reasonably necessary, to wash down all tiles, glazed bricks and similar washable surfaces; such decorations and treatment in the last year of the Term to be executed in such colours and materials as the Landlord may reasonably require;

     4.8  Cleaning
          --------

     To keep the Demised Premises in a clean and tidy condition AND at least once in every month, to clean properly all windows and window frames and all other glass in the Demised Premises AND at least once in every three months to clean properly the filter of the window ventilation system.

     4.9  Yield up
          --------

     At the expiration or sooner determination of the Term quietly to yield up the Demised Premises in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Tenant herein contained and in any licence or consent granted by the Landlord pursuant to the provisions of this Lease and in case any of the Landlord's fixtures and fittings shall be missing, broken damaged or destroyed (other than due to the Insured Risks if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act, neglect or default of the Tenant or the servants, agents, licensees or invitees of the Tenant or any under tenant or any person under its or their control and provided further that the Tenant shall pay to the Landlord any amount which may be deducted or disallowed by the Insurers pursuant to any excess provision in the insurance policy upon settlement of any claim by the Landlord) to forthwith replace them with others of a similar kind and of equal value and to remove from the Demised Premises any moulding, sign, writing or painting of the name or business of the Tenant or occupiers and if so required by the Landlord, but not otherwise, to remove and make good to the original prevailing condition, all alterations or additions made to the Demised Premises by the Tenant including the making good of any damage caused to the Demised Premises by the removal of the Tenant's fixtures, fittings, furniture and effects.

     4.10  Rights of entry by Landlord
           ---------------------------

     To permit the Landlord with all necessary materials and appliances at all reasonable times upon reasonable prior notice (except in cases of emergency) to enter and remain upon the Demised Premises for any of the following purposes:-

          4.10.1 to view and examine the state and condition of the Demised Premises and to take schedules or inventories of the Landlord's fixtures;

          4.10.2 to exercise any of the rights excepted and reserved by this Lease;

          4.10.3 for any other purpose connected with the interest of the Landlord in the Demised Premises or the Building, including but not limited to, valuing or disposing of any interest of the Landlord.

subject in each case to compliance with the proviso to clause 2 of the Third Schedule hereto.

     4.11  To Comply with Notices
           ----------------------

     Whenever the Landlord shall give written notice to the Tenant of any breaches of covenant, the Tenant shall within sixty (60) days of such notice, or sooner if requisite, make good and remedy the breach of covenant to the reasonable satisfaction of the Landlord and if the Tenant shall fail within twenty-one (21) days of such notice, or as soon as reasonably possible in the case of emergency, to commence and then diligently and expeditiously to continue to comply with such notice, the Landlord may enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all reasonable costs and expenses thereby incurred shall be paid by the Tenant to the Landlord on demand, and in default of payment, shall be recoverable as rent in arrear.

     4.12 Dangerous materials and use of machinery
          ----------------------------------------

          4.12.1 Not to or keep in or on the Demised Premises any article or thing which is or might become dangerous, offensive, unduly combustible or inflammable, radio-active or explosive or which might unduly increase the risk of fire or explosion save as shall be normal for an office premises with a kitchen;

          4.12.2 Not to keep or operate in the Demised Premises any machinery which shall be unduly noisy or cause vibration or which is likely to annoy or disturb the tenants and occupiers or of the Adjoining Property.

     4.13 Overloading floors and services
          -------------------------------

          4.13.1 Not to overload the floors of the Demised Premises or suspend any excessive weight from the roofs, ceilings, walls, stanchions or structure of the Demised Premises and not to overload the Utilities and Conduits in or serving the Demised Premises;

          4.13.2 Not to do anything which may subject the Demised Premises or any parts thereof to any strain beyond that which they are designed to bear with due margin for safety;

          4.13.3 to observe the weight limits and capacity prescribed for all lifts in the Demised Premises.

     4.14 Conduits
          --------

     Not to discharge into any Conduits any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger, or which might injure the Conduits or the Adjoining Property.

     4.15 Prohibited users
          ----------------

          4.15.1 Not to use the Demised Premises or any part thereof for any public or political meeting, public exhibition or public entertainment show or spectacle of any kind, nor for any dangerous, noisy, noxious or offensive trade, business or occupation whatsoever, nor for any illegal or immoral purpose, nor for residential or sleeping purposes;

          4.15.2 Not to use the Demised Premises or any part thereof for gambling, betting, gaming or wagering, or as a betting office, or as a club, or for the sale of beer, wines and spirits, or as a public office and not to play or use any musical instrument, record player, loud speaker or similar apparatus in such a manner as to be audible outside the Demised Premises, and not to hold any auction on the Demised Premises PROVIDED ALWAYS that the prohibition on use of the Demised Premises as a public office shall not apply in the event of the Tenant applying to the Landlord for consent to use part only of the Demised Premises as a public office, such use being part of the normal business of the Tenant or any permitted under tenant of the Demised Premises and confined to normal business hours;

          4.15.3 Not to place outside the Demised Premises, nor to expose from the windows of the Demised Premises, any articles, goods or things of any kind.

     4.16  User
           ----

          4.16.1 Not without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) to use the Demised Premises or any part thereof except for the Permitted User,

          4.16.2 Not to leave the Demised Premises continuously unoccupied (other than for normal holiday periods) without notifying the Landlord and providing such caretaking or security arrangements as the Landlord shall reasonably require in order to protect the Demised Premises from vandalism, theft or unlawful occupation;

          4.16.3 At all times to comply with all requirements of the relevant Local Authority in connection with the user of the Demised Premises for the purpose of the Tenant's business;

          4.16.4 to provide the Landlord with the name, address and home telephone number of at least two authorised key holders for the time being of the

Demised Premises and to notify the Landlord of any changes in the person(s) so authorised as keyholders of the Demised Premises;

     4.17 Nuisance
          --------

     Not to do anything in or about the Demised Premises which may be or become a nuisance, or which may cause damage, annoyance, inconvenience or disturbance to the Landlord or the owners, tenants or occupiers of the Adjoining Property, or which may be injurious to the value, tone, amenity or character of the Demised Premises.

     4.18 Alterations
          -----------

          4.18.1 Not to make any alterations or additions to the Landlord's fixtures or to any of the Conduits without obtaining the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed);

          4.18.2 Not to make any alterations or additions of a non-structural nature to the Demised Premises without obtaining the prior written consent of the Landlord, (such consent not to be unreasonably withheld or delayed) provided that the Landlord's consent shall not be necessary for the erection of demountable partitions provided such demountable partitions are if so required by the Landlord removed on the determination of the Term and the Tenant covenants to make good any damage caused to the Demised Premises by their removal;

          4.18.3 The Landlord may, as a condition of giving any such consent, require the Tenant to enter into such covenants, as the Landlord may reasonably require regarding the execution of any such works and, such covenants as the Landlord shall require regarding the reinstatement of the Demised Premises at the end or sooner determination of the Term.

          4.18.4 If any alterations or additions to or within the Demised Premises result in a variation of the reinstatement cost of the Demised Premises from the said cost prior to such alterations or additions;

                4.18.4.1 Forthwith to give notice in writing to the Landlord of the variation in value so caused to enable the Landlord to alter the insurance cover in respect of the Demised Premises;

                4.18.4.2 To pay or reimburse to the Landlord any shortfall of insurance cover caused by a failure to comply with the requirements in Sub-Clause 4.18.4.1;

                 4.18.4.3 Notice under Sub-Clause 4.18.4.1 notifying the variation of the reinstatement cost shall only be sufficient notice if it refers to the Sub-Clause in question and the Landlord shall not otherwise be deemed to have received such notice or to be responsible for varying the said insurance cover.

     4.19 Signs and advertisements
          ------------------------

     Not to erect or display on the exterior of the Demised Premises or in the windows thereof so as to be visible from the exterior, any pole, flag, aerial, advertisement poster, notice or other sign or thing whatsoever without the prior written consent of the Landlord, save that the Tenant may display on the entrance door to the Demised Premises a sign stating the Tenant's name and business or profession and the name of the Demised Premises on obtaining the prior written consent of the Landlord to the size, style and the position thereof and the materials to be used (such consents not to be unreasonably withheld or delayed) and the Tenant may with the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) display signs for the letting of the Demised Premises or parts thereof.

     4.20 Alienation
          ----------

     Not to assign, mortgage, charge, transfer, underlet, or part with the possession or occupation of the Demised Premises or any part thereof or suffer any person to occupy the Demised Premises or any part thereof as a licensee BUT
                                                                            ---
SO THAT NOTWITHSTANDING the foregoing the Landlord shall not unreasonably
------- ---------------
withhold or delay its consent to an assignment of the entire or to an underletting of the entire or part of the Demised Premises to an assignee or underlessee of good and sufficient financial standing and otherwise reasonably acceptable to the Landlord or to a Mortgage or Charge of the entire of the Demised Premises subject always to the following provisions or such of them as may be appropriate, that is to say:-

          4.20.1 The Tenant shall prior to any such alienation as aforesaid apply to the Landlord and give all reasonable information concerning the proposed transaction and concerning the proposed assignee, under-lessee or disponee as the Landlord may require;

          4.20.2 The Landlord's consent to any such alienation shall be in writing and shall be given in such manner as the Landlord shall decide and the Tenant shall pay the reasonable costs of the Landlord in connection with the furnishing of such consent;

          4.20.3 In the case of an assignment to a private limited liability company which does not satisfy the minimum criteria specified in clause 1.9 of the Sixth Schedule, it shall be deemed reasonable for the Landlord to require that two directors of standing satisfactory to the Landlord shall join in such consent as aforesaid as sureties for such Company in order jointly and severally to covenant with the Landlord in the manner described in the guarantee contained in the Sixth Schedule (mutatis mutandis) (but the Tenant may in lieu of such directors guarantees offer a bank guarantee in a form reasonably acceptable to the Landlord from AIB Plc, Bank of Ireland or Ulster Bank Limited or such other financial institution whose long term investment rating as determined by Standard and Poors, is no less than A+ or as determined by Moodys is no less than AA3);

          4.20.4 In the case of an under-lease the same shall be either of the entire or part of the Demised Premises and, if the latter, shall be of an entire floor or floors thereof, save in respect of the ground floor where the letting may exclude that part of the ground floor utilized by the Tenant for the purposes of a reception area and in the case of other floors, the stairs, lifts, lift lobbies, and other common areas may be excluded and the maximum number of floors to be underlet shall be four floors;

          4.20.5 In the case of an underlease of part of the Demised Premises, such underlease must be granted upon terms and in a manner that will not create rights to a new tenancy or any other rights or interests in the Demised Premises as provided for under the Landlord and Tenant Acts 1967 to 1994 and the Tenant shall undertake to indemnify the Landlord from and against all or any actions, proceedings, costs, damages, expenses, claims and demands which the Landlord may suffer by reason or on account of any such underlessee successfully claiming such rights pursuant to the said Acts.

          4.20.6 In the case of an underlease, the same shall be made without taking a fine or premium at the then current market rent for the type of lease required by this clause (to be determined in the event of a dispute between the Landlord and the Tenant by an independent chartered surveyor acting as an arbitrator in accordance with the provisions of the Fourth Schedule as if such provisions were set out in full herein, mutatis mutandis save the arbitrator may be appointed by either party at any time after the Tenant's application for consent to sub-let and the arbitrators determination shall be given within twenty one days of his appointment) at the time of the granting of such under-lease and the under-lessee shall, if required by the Landlord, enter into a direct covenant with the Landlord to perform and observe all the covenants (other than that for payment of the rents hereby reserved) and conditions herein contained insofar as they relate to the portion of the Demised Premises sub-let and every such under-lease shall also be subject to the following conditions, that is to say that it shall contain:-

                4.20.6.1 in the case only of leases for 5 years or more provisions for the review of the rent thereby reserved (which the Tenant hereby covenants to operate and enforce) corresponding both as to terms and dates and in all other respects (mutatis mutandis) with the rent review provisions contained in this Lease save where this would necessitate a review during the first eighteen months of the sub-lease in which event the Landlord acknowledges this requirement shall not apply in relation to such rent review date as would fall within the 18 month period provided all subsequent reviews thereunder shall correspond both as to terms and dates in all other respects (mutatis mutandis) with the rent review provisions contained in this Lease;

                4.20.6.2 a covenant by the undertenant (which the Tenant hereby covenants to enforce) prohibiting the undertenant from doing or suffering any act or thing upon or in relation to the Demised Premises inconsistent with, or in breach of, the provisions of this Lease;

          4.20.6.3 a condition for re-entry on breach of any covenant by the undertenant;

          4.20.6.4 the same restrictions as to alienation, assignment, underletting, parting with or sharing the possession or occupation of the premises underlet (unless the Tenant shall require more restrictive conditions);

          4.20.7 To enforce at the Tenant's own expense the performance and observance by every such undertenant of the covenants, provisions and conditions of the under-lease and not, at any time, either expressly or by implication, to waive any breach of the same;

          4.20.8 Not to agree any reviewed rent with the undertenant or any rent payable on any renewal thereof without the prior written consent of the Landlord (such consent not to be unreasonably withheld);

          4.20.9 Not to vary the terms of any permitted underlease without the prior written consent of the Landlord, such consent not to be unreasonably withheld;

     4.21 Registration of dispositions
          ----------------------------

     Within twenty-one (21) days of every alienation, assignment, transfer, assent, under-lease, assignment of under-lease, mortgage, charge (including lodgment of the relevant document or instrument as security) or any other disposition, whether mediate or immediate, of or relating to the Demised Premises or any part thereof, to produce to and leave with the Landlord or its solicitors a certified copy of the deed, instrument or other document evidencing or effecting such disposition and to pay to the Landlord's solicitors their reasonable legal costs and other expenses in connection with such alienation.

     4.22 Disclosure of information
          -------------------------

     Upon making any application or request in connection with the Demised Premises or this Lease, to disclose to the Landlord such information as the Landlord may reasonably require and, whenever the Landlord shall reasonably request, to supply full particulars;

          4.22.1 of all persons in actual occupation or possession of the Demised Premises and of the right in which they are in such occupation or possession, and

          4.22.2 of all persons having an interest in the Demised Premises (other than in the reversion to the Term).

     4.23  Landlord's costs
           ----------------

     To pay and indemnify the Landlord against all reasonable and proper costs, fees, charges, disbursements and expenses properly incurred by the Landlord, including, but not limited to, those payable to solicitors, counsel, architects, surveyors and sheriffs

          4.23.1  in relation to the preparation and service of a notice under
Section 14 of the 1881 Act and of any proceedings under the 1881 Act and / or the 1860 Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under Section 14 of the 1881 Act has been complied with by the Tenant and notwithstanding that forfeiture has been avoided (otherwise than by relief granted by the Court));

          4.23.2 in relation to the preparation and service of all notices and schedules relating to wants of repair, whether served during or after the expiration of the Term (but relating in all cases only to such wants of repair that accrued not later than the expiration or sooner determination of the Term);

          4.23.3 in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant, or in procuring the remedying of the breach of any covenant by the Tenant;

          4.23.4 in relation to any application for consent required or made necessary by this Lease whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of its consent is held to be unreasonable), or whether or not the application has been withdrawn;

          4.23.5 In relation to any application made by the Landlord at the request of the Tenant and whether or not such application is accepted, refused or withdrawn.

     4.24 Statutory requirements
          ----------------------

          4.24.1 At the Tenant's own expense, to comply in all respects with the provisions of all Acts, Statutory Instruments, Bye Laws and other regulations now in force or which may hereafter be in force and any other obligations imposed by law relating to the Demised Premises or the user thereof;

          4.24.2 To execute all works and provide and maintain all arrangements upon or in respect of the Demised Premises or the user thereof, which are directed or required (whether by the Landlord, Tenant or occupier) by any statute now in force or which may hereafter be in force or by any government department, local or other competent authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any statute and to indemnify and keep the Landlord indemnified against all costs, charges, fees and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required;

          4.24.3 Not to do in or near the Demised Premises, any act or thing by reason of which the Landlord may, under any statute, incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, charges or expenses.

     4.25 Planning Acts and the Building Control Act
          ------------------------------------------

          4.25.1 Not to do anything on or in connection with the Demised Premises the doing or omission of which shall be a contravention of the Planning Acts or the Building Control Act or of any notices, orders, licenses, consents, permissions and conditions (if any) served, made, granted or imposed thereunder and to indemnify (as well after the expiration of the Term by effluxion of time or otherwise as during its continuance) and keep indemnified the Landlord against all actions, proceedings, damages, penalties, costs, charges, claims and demands in respect of such acts and omissions or any of them and against the costs of any application for planning permission, commencement notices, fire safety certificates and the works and things done in pursuance thereof;

          4.25.2 In the event of the Landlord giving written consent to any of the matters in respect of which the Landlord's consent shall be required under the provisions of this Lease or otherwise and in the event of permission or approval from any local authority under the Planning Acts or the Building Control Act being necessary for any addition, alteration or change in or to the Demised Premises or for the change of user thereof, to apply, at the cost of the Tenant, to the relevant local authority for all approvals, certificates, consents and permissions which may be required in connection therewith and to give notice to the Landlord of the granting or refusal (as the case may be) together with copies of all such approvals, certificates, consents and permissions forthwith on the receipt thereof and to comply with all conditions, regulations, bye laws and other matters prescribed by any competent authority either generally or specifically in respect thereof and to carry out such works at the Tenant's own expense in a good and workmanlike manner to the satisfaction of the Landlord;

          4.25.3 To give notice forthwith to the Landlord of any notice, order or proposal for a notice or order served on the Tenant under the Planning Acts or the Building Control Act and if so required by the Landlord to produce the same and at the request of the Landlord but at the cost of the Landlord, (unless such notice or order results from the act, omission, neglect or default of the Tenant or the servants, agents, licensees or invitees of the Tenant or any under tenant or any person under its or their control) to make or join in making such objections or representations in respect of any proposal as the Landlord may require;

          4.25.4 To comply at its own cost with any notice or order served on the Tenant under the provisions of the Planning Acts or the Building Control Act;

          4.25.5 Not to implement any planning permission before it and any necessary fire safety certificates have been produced to and approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) PROVIDED THAT the Landlord may refuse to approve such planning permission or fire safety certificate on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would, in the reasonable opinion of the Landlord, be or be likely to be, prejudicial to the Landlord's interest in the Demised Premises.

          4.25.6 To produce to the Landlord on demand all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that all of the provisions in this covenant have been complied with.

     4.26 Statutory notices
          -----------------

     Within fourteen(14) days of receipt of the same (or sooner if requisite having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupier thereof by any government department or local or public or statutory authority, and, without delay, to take all necessary steps to comply with the notice or order in so far as the same is the responsibility of the Tenant, and, at the request of the Landlord but at the cost of the Landlord, (unless such notice or order results from the act, omission, neglect or default of the Tenant or the servants, agents, licensees or invitees of the Tenant or any under tenant or any person under its or their control) to make or join with the Landlord in making such objection or representation against or in respect of any such notice, order or proposal as the Landlord shall deem expedient.

     4.27 Fire and safety precautions and equipment
          -----------------------------------------

          4.27.1 To comply with the requirements and recommendations (whether notified or directed to the Landlord and then to the Tenant or directly to the Tenant) of the appropriate local authority, the insurers of the Demised Premises and the Landlord in relation to fire and safety precautions affecting the Demised Premises;

          4.27.2 Not to obstruct the access to or means of working any fire fighting, extinguishing and other safety appliances for the time being installed in the Demised Premises or the means of escape from the Demised Premises in case of fire or other emergency.

          4.27.3 To comply at all times with the provisions of the Safety Health and Welfare at Work Act and (where applicable) to furnish the Landlord with a copy of the Safety File prepared pursuant thereto.

     4.28 Encroachments and easements
          ---------------------------

     Not to stop up, darken or obstruct any of the windows or lights belonging to the Demised Premises and not to permit any new window, light, opening, doorway, passage, Conduit or other encroachment or easement to be made or acquired into, upon or over the Demised Premises or any part thereof, and in case any person shall attempt to make or acquire any encroachment or easement whatsoever, to give written notice thereof to the Landlord immediately the same shall come to the notice of the Tenant, and, at the request of the Landlord but at the cost of the Tenant, to adopt such means as may be reasonably required by the Landlord for preventing any such encroachment or the acquisition of any such easement.

     4.29 Reletting notices
          -----------------

     To permit the Landlord at all reasonable times during the last six (6) months of the Term to enter upon the Demised Premises and affix and retain without interference upon any suitable parts of the Demised Premises (but not so as to materially affect the access of light and air to the Demised Premises or the Tenant's use and enjoyment thereof or its business) notices for reletting the same and not to remove or obscure the said notices and to permit all persons with the written authority of the Landlord to view the Demised Premises at all reasonable hours in the daytime, upon reasonable prior notice having been given.

     4.30 Indemnity
          ---------

          4.30.1 To keep the Landlord fully indemnified from and against all actions, proceedings, claims, demands, losses, costs, expenses, damages and liability arising in any way directly or indirectly out of any act, omission or negligence of the Tenant or any persons in on or about the Demised Premises expressly or impliedly with the Tenant's authority or the user of the Demised Premises or any breach of the Tenant's covenants or the conditions or other provisions contained in this Lease;

          4.30.2 To effect and keep in force during the Term such public liability, employer's liability and other policies of insurance (to the extent that such insurance cover is available) as may be necessary to cover the Tenant against any claim arising under this covenant and to extend such policies of insurance so that the Landlord is indemnified by the insurers in the same manner as the Tenant AND whenever required to do so by the Landlord, to produce to the Landlord the said policy or policies together with satisfactory evidence that the same is/are valid and subsisting and that all premiums due thereon have been paid.

     4.31 Stamp Duty and Value Added Tax
          ------------------------------

     To pay to the Landlord the stamp duty payable on this Lease and the counterpart thereof and to pay and indemnify the Landlord against any Value Added Tax payable on the delivery hereof or on the rents reserved herein.

5  LANDLORD'S COVENANTS

     The Landlord HEREBY COVENANTS with the Tenant as follows:

     5.1  Quiet Enjoyment
          ---------------

     That the Tenant paying the rents reserved by this Lease and performing and observing the covenants on the part of the Tenant herein contained, shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through, under, or in trust for it.

6  INSURANCE
   ---------

     6.1  Landlord to insure
          ------------------

     Subject to the Landlord being able to effect insurance against any one or more of the items referred to in this subclause (which the Landlord shall use all reasonable endeavours to do) and subject to reimbursement by the Tenant of the sums referred in paragraph 3.2 of the reddendum, the Landlord covenants with the Tenant to insure the following in the name of the Landlord:-

          6.1.1 the Demised Premises against loss or damage by the Insured Risks in the full reinstatement cost thereof (to be determined from time to time by the Landlord or his Surveyor or professional adviser) including;

          6.1.2 Architects, Surveyors, Consultants and other professional fees (including Value Added Tax thereon);

          6.1.3 the costs of shoring up, demolishing, site clearing and similar expenses;

          6.1.4 all stamp duty and other taxes or duties exigible on any building or like contract as may be entered into and all other incidental expenses relative to the reconstruction, reinstatement or repair of the Demised Premises;

          6.1.5 such provision for inflation as the Landlord acting reasonably in its absolute discretion shall deem appropriate;

          6.1.6 the loss of rent and the service charge sums referred to in paragraph 3.3 of the reddendum, from time to time payable, or reasonably estimated to be payable under this Lease (taking account of any review of the rent which may become due under this Lease) following loss or damage to the Demised Premises by the Insured Risks, for three (3) years or such longer period as the Landlord may, from time to time, reasonably deem to be necessary, having regard to the likely period required for obtaining planning permission and fire safety certificates (if applicable) and any other consents and approvals for reinstating the Demised Premises;

          6.1.7 property owners, public, employer's and other liability of the Landlord arising out of or in relation to the Demised Premises; and

          6.1.8 such other insurances (excluding decennial or defects liability insurance) as the Landlord may acting reasonably, from time to time, deem necessary to effect.

     6.2  Landlord to produce evidence of insurance
          -----------------------------------------

     At the request of the Tenant, the Landlord shall and hereby covenants with the Tenant to produce to the Tenant a copy or extract duly certified by the Landlord of the policy/policies of such insurance and a copy of the receipt(s) for the last premium or (at the Landlord's option) reasonable evidence from the insurers of the terms of the insurance policy/policies and the fact that the policy/policies is subsisting and in effect and to use all reasonable endeavours to procure at the Tenant's cost and for so long as the same is generally available in the Irish Insurance market that the relevant policy will contain a waiver of subrogation rights in favour of the Tenant (or if the same is not available that the Tenant's interest will be noted on the policy provided however the Tenant acknowledges that notwithstanding any noting of its interest that the Landlord will be named thereon as sole loss payee) and to use all reasonable endeavours to procure at the Tenant's cost and for so long as same is generally available in the Irish Insurance market that the insurance policy contains a tenant's non-invalidation clause.

     6.3  Destruction of the demised premises
          -----------------------------------

     If the Demised Premises or any part thereof or the access or services thereto are destroyed or damaged by any of the Insured Risks so as to render it unfit for use and occupation or inaccessible then:-

          6.3.1 unless payment of the insurance monies shall be refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant or any undertenant or any person under its or their control; and

          6.3.2 subject to the Landlord being able to obtain any necessary planning permission and fire safety certificates and all other necessary licenses, approvals and consents (in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as practicable); and

          6.3.3 subject to the necessary labor and materials being and remaining available (in respect of which the Landlord shall use its reasonable endeavours to obtain as soon as practicable);

the Landlord shall as soon as reasonably practicable lay out the proceeds of such insurance, (other than any in respect of the loss of rent and service charge sums referred to in paragraph 3.3 of the reddendum and making good any shortfall from the Landlord's own funds) in the rebuilding and reinstating of the Demised Premises or the accesses or services thereto or the part or parts thereof so destroyed or damaged, substantially as the same were prior to any such destruction or damage (but not so as to provide accommodation identical in layout and manner or method of construction if it would not be reasonably practical to do so).

     6.4  Where reinstatement is prevented
          --------------------------------

     If the Landlord is prevented (for whatever reason) from rebuilding or reinstating the Demised Premises, the Landlord shall be relieved from such obligation and shall be solely entitled to all the insurance moneys and if such rebuilding and reinstating shall continue to be so prevented for three (3) years after the date of the destruction or damage and this Lease has not been terminated by frustration, (a) the Landlord may at any time after the expiry of such three (3) years by written notice given to the Tenant determine this demise and (b) if at the expiration of such three (3) year period the rebuilding and reinstating of the Demised Premises has not commenced then the Tenant may also at any time thereafter by written notice given to the Landlord determine this demise PROVIDED ALWAYS that if after three (3) years rebuilding and reinstating has commenced the Tenant's right to determine will not accrue until the expiration of five (5) years from the date of damage and destruction but PROVIDED FURTHER that in either case determination of the demise shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

     6.5  Cesser of rent and service charge
          ---------------------------------

     In case the Demised Premises or any part or parts thereof or the accesses or services thereto shall be destroyed or damaged by any of the Insured Risks so as to render same unfit for use and occupation or inaccessible and the insurance shall not have been vitiated or payment of the policy monies refused in whole or in part as a result of some act or default of the Tenant or any under-tenant or any person under its or their control, then the rent first reserved by this Lease and the service charges referred to in paragraph 3.3 of the reddendum or a fair proportion thereof, according to the nature and extent of the damage sustained, shall be suspended until the Demised Premises or the part destroyed or damaged shall be again rendered fit for use and occupation and accessible or until the expiration of five (5) years from the date of the destruction or damage (whichever is the earlier) and any dispute regarding the cesser of rent shall be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by or on behalf of the President (or other officer endowed with the functions of such President) for the time being of the Society of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1954 to 1980.

     6.6  Insurance becoming void
          -----------------------

     The Tenant shall not do or omit to do anything that could cause any policy of insurance in respect of or covering the Demised Premises or such of any Adjoining Property as may be owned by the Landlord to become void or voidable wholly or in part nor (unless the Tenant has previously notified the Landlord and agreed to pay the increased premium) do anything whereby any abnormal or loaded premium may become payable and the Tenant shall, on demand, pay to the Landlord all expenses incurred by the Landlord in renewing any such policy.

     6.7  Notice by Tenant and Landlord
          -----------------------------

     The Tenant shall give notice to the Landlord forthwith upon the happening of any event or thing which might affect any insurance policy relating to the Demised Premises and the Landlord shall notify the Tenant as soon as reasonably practicable if it cannot insure against any Insured Risk or risk which it previously insured against or on the cancellation termination or lapse of any insurance cover.

     6.8  Superior Lease and Common Areas Deed
          ------------------------------------

     To perform and observe the covenants and conditions on the Landlord's part in any Superior Lease of the Demised Premises insofar as such covenants relate to the Demised Premises and do not fall to be performed and observed by the Tenant hereunder and to perform and observe the covenants and conditions on its part contained in the Common Areas Deed and to use reasonable endeavours to procure the performance and observance by the other parties to the Common Areas Deed of their respective obligations thereunder.

     6.9  Safety File
          -----------

     The Landlord shall maintain the Safety File for the Demised Premises in accordance with its obligations under the Safety Health and Welfare at Work (Construction) Regulations 1995 and the Landlord acknowledges the right of the Tenant to production of the said Safety File and the application for the Fire Safety Certificate for the Demised Premises and to delivery of copies thereof and hereby undertakes with the Tenant for the safe custody of same.

7  MANAGEMENT COMPANY COVENANTS
   ----------------------------

     7.1  Services
          --------

     Subject to the payment of the Tenant's Proportion of the Plaza Service Charge and subject as hereinafter provided to use all reasonable endeavours to provide or cause to be provided the maintenance and services more particularly set forth in the Fifth Schedule

     In providing any such maintenance and services the Management Company shall observe the principles of good estate management and shall provide such services in a proper, efficient and economical manner and where incurring costs shall ensure that any such costs are reasonably competitive having regard to the terms on which competent parties would be willing to undertake the functions required for the provision of the said maintenance and services.

     The Management Company shall consult with the Tenant regarding the provision of the services and the cost thereof and where it is reasonably possible so to do shall advise the Tenant in advance of any matter which would materially affect the level of the service charge payable by the Tenant.

     7.2  Common Areas Deed
          -----------------

     To comply with the obligations on its part in the Common Areas Deed.

8    PROVISOS
     --------

     PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-
     ----------------------------------------------------

     8.1  Forfeiture
          ----------

     Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord:

          8.1.1 if the rents reserved by this Lease or any part or parts thereof shall be unpaid for fourteen (14) days after becoming payable (whether formally demanded or not); or

          8.1.2 if any of the covenants by the Tenant contained in this Lease shall not be performed or observed; or

          8.1.3 if the Tenant and / or any current guarantor of the Tenant (other than the Guarantor if the Lease has been assigned) (either or both being a body corporate) has a winding-up petition presented against it or passes a winding-up resolution (other than in connection with a members voluntary winding up for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord (which approval the Landlord shall not unreasonably withhold or delay) or resolves to present its own winding-up petition or is wound-up (whether in Ireland or elsewhere) or a Receiver and Manager is appointed in respect of the Demised Premises or any part thereof or of the Tenant or the current guarantor of the Tenant (other than the Guarantor if this Lease has been assigned); or

          8.1.4 if the Tenant and / or the Guarantor (either or both being an individual, or if more than one individual, then any one of them) has a bankruptcy petition presented against him or is adjudged bankrupt (whether in Ireland or elsewhere) or suffers any distress or execution to be levied on the Demised Premises or enters into composition with his creditors or shall have a receiving order made against him,

THEN, and in any such case, the Landlord may at any time thereafter re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord against the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Lease.

     8.2  Close common areas
          ------------------

     That it shall be lawful for the Management Company at any time or times during the Term to temporarily close any part of the Common Areas or to erect obstructions or boundary marks or take such steps as the Management Company shall think necessary for the purpose of preventing the acquisition of any public rights of way over any part of the Common Areas PROVIDED ALWAYS that the Management Company shall at all times provide reasonable alternative access and shall not materially interfere with the occupation, amenity, user enjoyment of the Demised Premises and the Car Spaces and shall use all reasonable endeavours to re-open all such parts as aforesaid as soon as circumstances may reasonably permit.

     8.3  Rules and regulations
          ---------------------

     That it shall be lawful for the Management Company from time to time having regard to the principles of good estate management and for the benefit of the tenants in the Plaza to make such reasonable regulations as the Management Company shall think fit for the management and conduct of the Plaza and to vary any such regulations provided such regulations shall not materially interfere with the occupation, amenity, use or enjoyment of the Demised Premises by the Tenant or the Tenant's right to use the Car Spaces.

     8.4  Agents
          ------

     In performing any obligations under this Lease the Management Company shall be entitled at its sole discretion to employ such agents, contractors or other persons as the Management Company may from time to time think fit;

     8.5  Stoppage of Services
          --------------------

     Save to the extent that the same is covered by insurances effected by it the Management Company shall not be responsible for any unavoidable delay or stoppage in connection with the provision of the said maintenance and services or for any loss, injury or damage sustained by the Tenant as a result of the temporary failure of the Management Company or its agents to provide the same or for any temporary omission to perform the same if such temporary failure, delay, stoppage or omission shall be due to any shortage of labour or materials inclement weather or other cause not within the control of the Management Company but the Management Company shall nevertheless take all reasonable steps to remedy or make good any such failure, delay, stoppage or omission as aforesaid as soon as may be practicable.

     8.6  Failure of Services
          -------------------

     Save to the extent that the same is covered by insurances effected by the Management Company if the Management Company shall fail to provide the maintenance and services as hereinbefore provided the Tenant's sole remedy shall be an action to compel the Management Company to do so and save to the extent that the same is covered by insurances effected by the Management Company the Management Company shall not be liable to the Tenant in respect of any loss, injury or damage which the Tenant shall sustain as a result of the failure of the Management Company to provide such maintenance or services or the failure of any member of the Management Company's staff properly to carry out his duties unless the Tenant shall notify the Management Company in writing specifying the failure for which the Tenant complains and the Management Company shall after the expiration of 21 days from the receipt of the said notice continue to neglect to provide said maintenance or services in respect of which notice has been given by the Tenant.

     8.7  Cesser of Services
          ------------------

     The Management Company shall be entitled not to or to cease to provide any maintenance and services set forth in the Fifth Schedule hereto if any maintenance and services shall in the opinion of the Management Company having regard to the principles of good estate management cease to be for the benefit of the Plaza or shall have become due to technological change or otherwise obsolete or redundant.

     8.8  Costs Recovered
          ---------------

     All sums received by the Landlord and / or the Management Company towards the cost of making good defects to the Common Areas pursuant to any action taken by the Landlord and / or the Management Company on foot of any collateral agreements it holds from the Building Contractor or any member of the Professional Team involved in the construction of the Common Areas or, pursuant to any insurance policy maintained by the Management Company shall be credited against the Plaza Service Charge. The Landlord and / or the Management Company shall use reasonable endeavours to recover any such sums to which it may be entitled PROVIDED ALWAYS that the Landlord and / or the Management Company shall not be obliged to institute proceedings for the recovery of any such sums where the Landlord and / or the Management Company is of the view that any such proceedings do not have a reasonable prospect of success and until the Landlord and / or the Management Company is satisfied that adequate provision is made within the Plaza Service Charge in respect of any costs reasonably and properly incurred or to be incurred by the Landlord and / or the Management Company in respect of such proceedings.

     8.9  No Implied easements
          --------------------

     Nothing herein contained shall impliedly confer upon or grant to the Tenant any easement, right or privilege other than those expressly granted by this Lease or in any other agreement or in writing or side letter between the Landlord and the Tenant and the written replies to Pre-Lease Enquiries given by or on behalf of the Landlord.

     8.10  Exclusion of warranty as to user
           --------------------------------

     Nothing contained in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts or the Building Control Act and the Public Health Acts for the purpose herein authorised or any purpose subsequently authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts;

     8.11  Representations
           ---------------

     The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord, except any such statement or representation that is expressly set out in this Lease or in any other agreements or side letters between the Landlord and the Tenant and the replies to pre-lease enquiries given by or on behalf of the Landlord.

     8.12  Covenants relating to Adjoining Property
           ----------------------------------------

     Nothing contained in or implied by this Lease shall give to the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenant of the Landlord in respect of the Adjoining Property.

     8.13  Effect of waiver
           ----------------

     Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant, or waived or released temporarily or permanently, revocably or irrevocably a similar covenant or similar covenants affecting other property belonging to the Landlord.

     8.14  Applicable Law
           --------------

          8.14.1 This Lease shall in all respect be governed by and interpreted in accordance with the laws of Ireland;

          8.14.2 For the benefit of the Landlord, both the Tenant and the Guarantor hereby irrevocably agree that the Courts of Ireland are to have jurisdiction to settle any disputes which may arise out of or in connection with this Lease and that accordingly any suit, action, or proceedings (together in this Clause referred to as "proceedings") arising out of or in connection with this Lease may be brought in such Courts;

          8.14.3 The Tenant and the Guarantor hereby irrevocably waive any objection which they or either of them may have now or hereafter to the taking of any proceedings in any such Court as is referred to in this Clause and any claim that any such proceedings have been brought in an inconvenient forum and further irrevocably agree that any judgment in any proceedings brought in the Courts of Ireland shall be conclusive and binding upon them and may be enforced in the courts of any other jurisdiction;

          8.14.4 Nothing contained in this clause shall limit the right of the Landlord to take proceedings against the Tenant and / or the Guarantor in any other Court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not;

          8.14.5 The Tenant and the Guarantor hereby jointly and severally agree that the proceedings may be served upon the Tenant and or the Guarantor by delivery at the Demised Premises (only prior to the expiry of the Term) or at such other address in Ireland as the Tenant and / or the Guarantor (as the case may be) may from time to time notify to the Landlord in writing for this purpose.

     8.15 Notices
          -------

          8.15.1 Any demand or notice required to be made, given to, or served on the Tenant or the Guarantor under this Lease shall be duly and validly made, given or served if addressed to the Tenant or the Guarantor respectively (and, if there shall in either case be more than one person constituting the Tenant or the Guarantor, then to any one of them) and delivered personally, or sent by pre-paid registered or recorded delivery mail, or sent by telex or telegraphic facsimile transmission addressed (in the case of a company) to its registered office, or (whether a company or individual) to its last known principal address (in the case of a notice to the Tenant given before the determination of the Term) to the Demised Premises;

          8.15.2 Any notice required to be given to or served on the Landlord shall be duly and validly given or served if sent by pre-paid registered or recorded delivery mail, or sent by telex telegraphic facsimile transmission addressed to the Landlord at its registered office or to its last known address (if the Landlord is an individual);

9.   THE GUARANTOR'S COVENANTS
     -------------------------

     In consideration of this demise having been made at its request, the Guarantor HEREBY COVENANTS with the Landlord, as a primary obligation in the terms contained in the Sixth Schedule.

10.  SECTION 45 LAND ACT 1965
     ------------------------

     IT IS HEREBY CERTIFIED that the Demised Premises are situate in the County
     ----------------------
Borough of Dublin.

11.  FINANCE ACT CERTIFICATES
     ------------------------

          11.1  IT IS HEREBY CERTIFIED that the transaction hereby effected does
                ----------------------
not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) exceeds IR(Pounds)5,000.00;

          11.2  IT IS HEREBY FURTHER CERTIFIED for the purposes of the stamping
                ------------------------------
of this Instrument that this is an instrument to which the provisions of Section 112 of the Finance Act 1990 do not apply for the reason that the property being leased is an existing commercial unit.

12.  SECTION 29 COMPANIES ACT, 1990
     ------------------------------

     IT IS HEREBY CERTIFIED for the purposes of Section 29 of the Companies Act
     ----------------------
1990 that the Landlord and the Tenant are not bodies corporate connected with one another in a manner which would require this transaction to be ratified by resolution of either or their holding companies.

13  SECTION 31 COMPANIES ACT, 1990
    ------------------------------

          13.1  IT IS HEREBY CERTIFIED for the purpose of Section 31 of the
                ----------------------
Companies Act 1990 that the Landlord and the Tenant are not connected to each other in such a manner that the transaction hereby effected is prohibited by
Section 31.

          13.3  IT IS HEREBY CERTIFIED for the purpose of Section 31 of the
                ----------------------
Companies Act 1990 that the Tenant and the Guarantor are not connected to each other in such a manner that the transaction hereby effected is prohibited by
Section 31.

     IN WITNESS whereof the parties hereto have executed this Lease in the manner following and on the day and year first herein WRITTEN.

                                FIRST SCHEDULE
                                --------------

                               Demised Premises


     ALL THAT the entire of the lands and premises together with the building
     --------
erected thereon or on part or parts thereof shown outlined in red on Plan No. 1 annexed hereto and known as Block 1 Grand Canal Plaza, Grand Canal Street Upper in the City of Dublin to include one moiety severed vertically of the party wall between the Building and the adjoining building known as Block 2, Grand Canal Plaza.

                                SECOND SCHEDULE
                                ---------------

                         Rights And Easements Granted


1. The full and free right of support protection and shelter for such parts of the Demised Premises as require the same from any other part of the Plaza or any extension thereof capable of providing such support and protection.

2. The right subject to the provisions of this Lease to the free and uninterrupted passage of the Utilities (in common with the Landlord and lessees of other parts of the Plaza and all other persons entitled thereto) through and from the Conduits laid or to be laid within the Perpetuity Period on or over, under or through any other parts of the Plaza or any extension thereof or other contiguous or adjacent lands and premises of the Landlord.

3. The right (in common with the Landlord and tenants of other parts of the Plaza and all other persons similarly entitled or authorised) to enter on such parts of the Plaza (upon giving due notice to any parties affected) including the roof of the Demised Premises for the purpose of repairing or cleansing any Conduits or Utilities used in connection with the Demised Premises or for the purpose of repairing the Demised Premises.

4. The right at all times to go pass and repass with or without vehicles over the roads and on foot only over the pedestrian ways within the Common Areas as designated from time to time by the Landlord (or the Management Company) for the Tenant's access to and egress from the Demised Premises and the Car Spaces to and from the public highway.

5. The right to go pass and repass over the Common Areas as designated by the Landlord (or the Management Company) from time to time for the purpose of enjoying the amenities therein provided for the benefit of occupiers generally in the Plaza.

6. The exclusive right for the Tenant and the occupiers and other bona fide users of the Demised Premises to use the 33 car spaces colored pink on Plan No. 1 at all times for the parking of private motor cars and for no other purpose subject to any existing or future regulations made by the Landlord or the Management Company in accordance with clause 8.3 of this Lease and to the right of the Landlord or the Management Company from time to time, on giving to the Tenant not less than one month's written notice, to alter the position of the space or spaces within the Plaza and designate such other space or spaces within the Plaza as the Landlord may, in its absolute discretion, determine provided that, where possible, the

     Landlord or the Management Company shall provide spaces as close as possible to the Demised Premises.

7. The right, in common with any other tenants or occupants of the Plaza to the use of such area (if any) designated by the Landlord and / or the Management Company for refuse storage in the Plaza and to pass and re-pass thereto and therefrom at all times.

8. The right (subject to obtaining the Landlord's prior approval, such approval not to be unreasonably withheld or delayed) to name the Demised Premises.

                                THIRD SCHEDULE
                                --------------

                          Exceptions and Reservations


     The following rights and easements are excepted and reserved out of the Demised Premises to the Landlord, the Management Company and the tenants and occupiers of the Adjoining Property and all other persons authorised by the Landlord or having the like rights and easements:-

1. The free and uninterrupted passage and running of the Utilities through the Conduits which are now, or may at any time during the Term be in, on, under, or passing through or over the Demised Premises;

2. The right, at all reasonable times upon reasonable prior notice, except in cases of emergency, to enter (or, in cases of emergency or after the giving of reasonable notice during the Tenant's absence, to break and enter) the Demised Premises in order to:-

     2.1 inspect, cleanse, maintain, repair, connect, remove, renew, relay, replace with others, alter or execute any works whatever to or in connection with the Conduits and any other services;

     2.2 execute repairs, decorations, alterations and any other works and to make installations to the Adjoining Property or to do anything whatsoever which the Landlord may or must do under this Lease;

     2.3 see that no unauthorised erections additions or alterations have been made and that authorised erections additions and alterations are being carried out in accordance with any consent given herein and any permission or approval granted by the relevant local authority,

          PROVIDED THAT the Landlord or the person exercising the foregoing rights shall cause as little inconvenience as possible to the Demised Premises and the business carried on therein and will comply with all reasonable safety, security, confidentiality or environmental requirements of the Tenant and shall make good, without delay, any damage thereby caused to the Demised Premises;

3. The right to erect scaffolding for the purpose of repairing or cleaning any building now or hereafter erected on the Adjoining Property or in connection with the exercise of any of the rights mentioned in this Schedule notwithstanding that such scaffolding may temporarily interfere with the proper access to or the enjoyment and use of the Demised Premises;

4. The right to erect and maintain signs on the Demised Premises and any premises abutting the same advertising the sale or letting of the Demised Premises or for the purpose of a planning or other application in respect of the Demised Premises.

5. The rights of light, air, support, protection and shelter and all other easements and rights now or hereafter belonging to or enjoyed by the Adjoining Property;

6. The air space over the Demised Premises PROVIDED HOWEVER that the Landlord shall not be entitled to place plant or machinery (other than aerials) or build additional accommodation physically on the roof of the Demised Premises and the Tenant shall be entitled to exercise its rights under clause 3 of the Second Schedule;

7. Subject to obtaining any Planning Permissions and other consents necessary, full right and liberty at any time hereafter to raise the height of, or make any alterations or additions or execute any other works to any buildings on the Adjoining Property, or to erect any new buildings of any height on the Adjoining Property in such a manner as the Landlord or the person exercising the right shall think fit notwithstanding the fact that the same may obstruct, affect or interfere with the amenity of, or access to, the Demised Premises or the passage of light and air to the Demised Premises but not so that the Tenant's use and occupation thereof or the Car Spaces is materially affected (but preserving the Tenant's rights at law to object to any planning application for the same);

8. The right to build on or into any party wall of the Demised Premises and, after giving not less than seven (7) days prior written notice, to enter the Demised Premises to place and lay in, under or upon the same such footings for any intended party wall or party structure with the foundations therefor as the Landlord shall reasonably think necessary and for such purpose to excavate the Demised Premises along the line of the junction between the Demised Premises and the Adjoining Property and also to keep and maintain the said footings and foundations AND on completion of the said works the Landlord or the person exercising this right shall make good, without delay to the reasonable satisfaction of the Tenant, any damage thereby caused to the Demised Premises;

          PROVIDED THAT the Landlord or the person exercising the foregoing rights shall cause as little inconvenience as possible to the Demised Premises and the business carried on therein and will comply with all reasonable safety, security, confidentiality or environmental requirements of the Tenant and shall make good, without delay, any damage thereby caused to the Demised Premises;

9.   All mines and minerals in or under the Demised Premises.

10. The right of support and protection by the Demised Premises for such other parts of the Plaza or any extensions or alterations thereof or any adjoining premises as require such support and protection to the extent only that the Demised Premises is designed to provide such protection and support.

11. The right from time to time to make reasonable rules and regulations and to make additions amendments or revisions thereof for the orderly convenient and proper operation management and maintenance of the Plaza as a whole or any part thereof and in particular the Common Areas including rules and regulations to be observed and performed in relation to standards, including standards of design and technical specification, relating to maintenance alterations additions and improvements all of which reasonable rules and regulations shall be deemed to be and shall form part of this Lease.

12. The right on reasonable prior notice to the Tenant (save in case of emergency where no such notice shall be required) to designate, vary, alter, change the use of, close or control access to the whole or any part of the Common Areas provided that the Management Company shall where appropriate provide reasonable alternative access to the Demised Premises and the Car Spaces.

13. The right on reasonable prior notice to the Tenant (save in case of emergency where no such notice shall be required) to close temporarily at any time any part or parts of the Common Areas for the purpose of repairing renewing renovating replacing cleaning and maintaining the same subject as at 12 above.

14. The right for the Management Company to make reasonable and proper rules and regulations:

     14.1 For the control regulation and limitation of traffic vehicular and otherwise into from and within the Plaza (but not so as to materially restrict or affect access to the Car Spaces) and in particular regulations for the delivery and storage of stocks and goods and the control and use of any common store or stores.

     14.2  For the storage and removal of disposal or waste.

     14.3 In relation to the erecting and maintaining of signs notices and regulations as may be appropriate in any part or parts of the Plaza.

     14.4 As to the means of bringing the Utilities into or through the Demised Premises.

     14.5 For the security of the Plaza as a whole or in respect of any part or parts.

     14.6  For emergency action and procedure.

     14.7  For fire precautions.

                                FOURTH SCHEDULE
                                ---------------

                                 Rent Reviews


1.  Definitions
    -----------

     In this Schedule, the following expressions shall have the following meanings:-

     1.1  "Review Date, means each of the Rent Review Dates specified in the
          -------
          Particulars and "Relevant Review Dates" shall be construed accordingly;

     1.2  "Open Market Rent" means the full open market rent without any
          ------------------
          deductions whatsoever at which the Demised Premises might reasonably be expected to be let in the open market with vacant possession at the Relevant Review Date by a willing landlord to a willing tenant and without any premium or any other consideration for the grant thereof for a term equal to the greater of fifteen years or the residue then unexpired of the Term granted by the within Lease and on the same terms and conditions and subject to the same covenants and provisions contained in this Lease (other than the amount of the rent payable hereunder but including these provisions for the review of rent) and having regard to other open market rental values current at the Review Date in so far as the Surveyor (as defined in Clause 1.5 of this Schedule) may deem same to be pertinent to the matters under consideration by him and making the Assumptions but disregarding the Disregarded Matters;

     1.3  "the Assumptions" mean the following assumptions (if not facts) at the
          -----------------
          Relevant Review Date:-

          1.3.1 that the Demised Premises are ready and available for immediate occupation and use by the Tenant and may be lawfully used by any person for any of the purposes permitted by this Lease;

          1.3.2 that no work has been carried out to the Demised Premises by the Tenant, any undertenant or their respective predecessors in title during the Term, which has diminished the rental value of the Demised Premises;

          1.3.3 that if the Demised Premises or any part or parts of the Building have been destroyed or damaged, they have been fully rebuilt and reinstated;

          1.3.4 that the Demised Premises are in a good state of repair and decorative condition;

          1.3.5 that all the covenants on the part of the Tenant contained in this Lease have been fully performed and observed.

          1.3.6 that the net lettable floor area of the Demised Premises is [ ] unless the Demised Premises has been damaged or destroyed by the Insured Risks and reinstated by the Landlord pursuant to the obligations on its part in clause 6.3 hereof and on such reinstatement the net lettable floor area (determined in accordance with the Measuring Practice Notes of the Society of Chartered Surveyors) is less.

NOTE: figures to be inserted in accordance with provisions of the Agreement for Lease.

     1.4  "the Disregarded Matters" mean:-
          -------------------------

          1.4.1 any affect on rent of the fact that the Tenant, any permitted undertenant or their respective predecessors in title have been in occupation of the Demised Premises or any part thereof;

          1.4.2 any goodwill attaching to the Demised Premises by reason of the business then carried on at the Demised Premises;

          1.4.3 any increase in rental value of the Demised Premises attributable to the existence at the Relevant Review Date, of any works (otherwise than in pursuance of an obligation under this Lease or any agreement therefor other than works executed pursuant to clauses 4.16.3, 4.24 and 4.27) executed by or at the expense of the Tenant (or any party lawfully occupying the Demised Premises under the Tenant) with the consent of the Landlord (where required under this Lease) in on or to the Demised Premises or any part thereof;

          1.4.4 the level of rent reserved by any under leases of the Demised Premises

     1.5  "the Surveyor" means an independent chartered surveyor who is
          --------------
          experienced in the valuation and leasing of property similar to the Demised Premises and is acquainted with the market in the area in which the Demised Premises are located, appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule;

     1.6  "the President" means the President for the time being of the Society
          ---------------
          of Chartered Surveyors and includes the Vice-President or any person authorised by the President to make appointments on his behalf;

     1.7  "Rent Restrictions" means the restrictions imposed by any statute for
          -------------------
          the control of rent in force on a Review Date or on the date on which any increased rent is ascertained in accordance with this Schedule and which operate to impose any limitation, whether in time or amount, on the collection of an increase in the rent first reserved by this Lease or any part thereof.

     1.8  "the Society of Chartered Surveyors" means the body so named at the
          ------------------------------------
          date of this Lease including any other body established from time to time in succession or in substitution for the said body or carrying out the function currently carried out by the same

2.   Upwards only rent review
     ------------------------

     The rent first reserved by this Lease shall be reviewed at each Review Date in accordance with the provisions of this Schedule and, from and including each Review Date, the rent shall equal the higher of either the rent contractually payable immediately before the Relevant Review Date or the Open Market Rent on the Relevant Review Date, as agreed or determined pursuant to the provisions of this Schedule.

3.   Agreement or determination of the reviewed rent
     -----------------------------------------------

     The Open Market Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if, for any reason, they have not so agreed, either party may (whether before or after the Relevant Review Date) by notice in writing to the other require the Open Market Rent to be determined by the Surveyor.

4.   Appointment of Surveyor
     -----------------------

     In default of agreement between the Landlord and the Tenant on the appointment of the Surveyor, the Surveyor shall be appointed by the President on the written application of either party, such application to be made not earlier than six (6) months before the Relevant Review Date.

5.   Functions of the Surveyor
     -------------------------

     The Surveyor shall act as an arbitrator in accordance with the Arbitration Acts 1954 to 1998 and within sixty (60) days of his appointment, or within such extended period as the Landlord and the Tenant shall jointly agree in writing but not, in any event, earlier than one month before the Relevant Review Date, give to each of them written notice of the amount of the Open Market Rent as determined by him.

6.   Appointment of new Surveyor
     ---------------------------

     If the Surveyor fails to give notice of his determination within the time aforesaid, or if he dies, or is unwilling to act, or becomes incapable of acting, or if, for any other reason, he is unable to act, either party may request the President to discharge the Surveyor and appoint another surveyor in his place to act in the same capacity, which procedure may be repeated as many times as necessary (or in the circumstances set out herein if the Surveyor shall have been appointed by agreement, either party may terminate the appointment by notifying the other party and a substitute may be nominated in accordance with the procedure herein set forth).

7.   Interim payments pending determination
     --------------------------------------

     In the event that by the Relevant Review Date the amount of the reviewed rent has not been agreed or determined as aforesaid (the date of agreement or determination being herein called "the Determination Date",) then, in respect of the period (herein called "the Interim Period") beginning with the Relevant Review Date and ending on the day before the Quarterly Gale Day following the Determination Date, the Tenant shall pay to the Landlord rent at the yearly rate payable immediately before the Relevant Review Date, and within 7 days of the Determination Date, the Tenant shall pay to the Landlord, on demand as arrears of rent, the amount (if any) by which the reviewed rent exceeds the rent actually paid during the Interim Period (apportioned on a daily basis) together with interest thereon at the rate equivalent to the yield (at issue and before deduction of tax if any) on the security of the Government last issued before the Relevant Review Date from the Relevant Review Date to the date of actual payment.

8.   Rent restrictions
     -----------------

     On each and every occasion during the Term that Rent Restrictions shall be in force, then and in each and every case:

          8.1.1 the operation of the provisions herein for review of the rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur, and

          8.1.2 the collection of any increase or increases in the rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and / or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase

     AND until the Rent Restrictions shall be relaxed either partially or wholly the rent reserved by this Lease (which if previously reviewed shall be the rent payable under this Lease immediately prior to the imposition of the Rent Restrictions) shall (subject always to any provision to the contrary appearing in the Rent Restrictions) be the maximum Rent from time to time payable hereunder.

9.   Memoranda of reviewed rent
     --------------------------

     As soon as the amount of any reviewed rent has been agreed or determined, memoranda thereof shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Tenant and the Landlord, and the Tenant shall be responsible for and shall pay to the Landlord the stamp duty (if any) payable on such memoranda and any counterparts thereof but the parties shall each bear their own costs in respect thereof.

10.  Time not of the essence
     -----------------------

     For the purpose of this Schedule, time shall not be of the essence.

                                FIFTH SCHEDULE
                                --------------

       Maintenance and Services to be provided by the Management Company
       -----------------------------------------------------------------

1. As often as may be required the Management Company shall cleanse repair, renew (when the item is beyond economic repair), maintain and (when reasonably necessary) decorate the whole of the Common Areas and the Car Spaces and all structures thereon the Conduits, Utilities and Systems therein which are not otherwise the direct responsibility of any tenant or owner) and the accommodation necessary to house equipment and personnel used for the maintenance operation and functioning of the Common Areas excluding plant machinery apparatus equipment Conduits and Utilities exclusively serving the Tenant or any other tenants or owners in the Plaza.

2. As often as shall be necessary and only where same are not otherwise the responsibility of any tenants or owners in the Plaza the Management Company shall maintain, cleanse, repair and (when beyond economic repair) renew all electrical, mechanical and other plant equipment, chattels, signage, hard and soft landscaping features, water features, lakes, rivers, balancing ponds, fountains, weirs, water pumps and fittings of ornament and shrubs and cultivations of every nature and all Utilities in use for common benefit of the occupiers of the Plaza within or serving the Plaza (but excluding any Utility exclusively serving the Tenant or any other tenants or owners in the Plaza) and any fencing, gates, barriers or boundary walls in or surrounding the Plaza.

3. The Management Company at its sole option may from time to time provide such agent or agents and / or management personnel for the management of the Plaza as it considers desirable having regard to the principles of good estate management and in such event shall pay such agents' reasonable fees (commensurate with those generally available in the open market) and Value Added Tax thereon.

4. The Management Company shall provide for the cost of rates (if any) charged on the Common Areas and any special costs which may be charged by the Local Authority on the Plaza as a whole, together with water rates not otherwise attributable to the Tenant or any other tenants or owners in the Plaza.

5. The Management Company shall provide the maintenance, repairing, cleansing, amending and where necessary (because the same are beyond economic repair, renewing) or increasing all lighting and other systems for (a) the Car Spaces and (b) open spaces within the Common Areas not let to tenants and which are within the Plaza including those for roads, footpaths, parking areas, landscaped and water covered areas and to include the area adjoining the Plaza vested in the Commissioners of Public Works in Ireland (provided approval to carry out works to such area is granted from time to time by the Commissioners of Public Works in Ireland.)

6. The Management Company shall, from time to time provide and discharge the reasonable and proper costs of wages, and other costs for such other staff engaged by the Management Company for the provision of the services pursuant to the provisions of this Schedule.

7. The Management Company shall insure against damage by the Insured Risks to the full reinstatement cost thereof of all plant, buildings, structures and equipment in the Common Areas and including general service and inspection contract policies in respect thereof and also in respect of third party liability and property owners liability and any other risks (including employers liability and all risks insurance) which the Management Company deems prudent to insure against.

8. The Management Company shall provide any other services which may be required by any public or local authority having power to require same to include without prejudice to the generality of the foregoing provision for maintenance, repairing, cleansing and amending the area adjoining the Plaza vested in the Commissioners of Public Works in Ireland (provided approval to carry out works to such area is granted from time to time by the Commissioners of Public Works in Ireland.)

9. The Management Company may at its sole option provide for the cost of taking all steps deemed desirable or expedient by the Management Company for complying with and / or making representations or otherwise contesting the incidence of the provision of any legislation or Order or statutory requirements thereunder concerning town planning, public health, highways, streets, drainage or other matters relating or alleged to relate to the Common Areas for which the Tenant is not directly liable hereunder.

10. The Management Company shall use all reasonable endeavours to enforce any of the covenants (which covenants are for the benefit of the Plaza generally but not covenants for payment of rent but including payment of the Plaza Service Charge) in the leases of any of the part or parts of the Plaza and to use reasonable endeavours to recover the cost of such enforcement from the defaulting party which shall be credited to the Plaza Service Charge but without prejudice to this obligation such enforcement costs shall form part of the Plaza Service Charge.

11. The Management Company shall from time to time provide for the Auditor's and Surveyor's reasonable fees and Value Added Tax payable thereon and on all services provided hereunder.

12. The Management Company shall operate, repair, maintain and (when same are beyond economic repair, renew) the machinery and all electrical mechanical and other plant machinery apparatus and equipment chattels features and fittings of ornament or utility in use for the common benefit of the Common Areas and any reasonable or specialist service which in the opinion of the Management Company seems desirable and including renewal and replacement whenever necessary due to the relevant item being beyond economic repair.

13. The Management Company may at its sole option provide for periodic refuse collection removal and disposal and the reasonable cost of any plant or equipment for the treatment or packaging of same. In addition, the Management Company shall provide for the reasonable and proper cost of keeping all roads within the Common Areas clear of parked vehicles and where necessary towing away such vehicles to such place as the Management Company may consider appropriate.

14. The Management Company shall (except where agents have been retained pursuant to paragraph 3) be entitled to charge an annual Management Fee which shall be commensurate with reasonable rates chargeable in the open market but not in any event more than twelve and one half per centum of the annual Plaza Service Charge payable from time to time in respect of the Plaza.

15. The Management Company may make provision for the cost of financing the maintenance and services specified in this Schedule.

16. The Management Company may at its sole option make provision for such reasonable expenses of a periodic or recurring nature as the Management Company shall think fit together with a reasonable provision for forecast expenditure having regard to the principles of good estate management.

17. The Management Company may at its sole option provide for the general security (including the maintenance repair and (when necessary due to the same being beyond economic repair, renewal) of any security system) of the Common Areas.

          Without prejudice to the generality of the foregoing, the Management Company may provide manned or unmanned 24 hour security of the Common Areas and may also provide the Systems or any part thereof to such parts of the Common Areas as the Management Company considers appropriate in the interest of maintaining security on the estate.

18. The Management Company may make provision for the cost of financing any action to be taken by the Management Company and / or the Landlord pursuant to clause 8.8.

19. The Management Company may at its sole option after due consultation with the Tenant and the other tenants or owners in the Plaza provide for the cost of providing such further services as are in the opinion of the Management Company in accordance with the principles of good estate management necessary for the comfort and convenience of the Tenant or the lessees of the Plaza generally and their customers or for the amenity of the Plaza.

     PROVIDED ALWAYS that notwithstanding anything contained in this Schedule, the Tenant hereby acknowledges that the Management Company shall be entitled to cease or not to provide any of the services itemised in this Schedule if any maintenance and services shall in the opinion of the Management Company after due consultation with the Tenant and the other tenants or owners in the Plaza not be for the benefit or cease to be for the benefit of the Tenant or of the Plaza or if any of the said services have become or shall have become, obsolete or redundant due to technological change or otherwise.

                                SIXTH SCHEDULE
                                --------------


1.1  Covenant and indemnity by guarantor
     -----------------------------------

The Guarantor hereby covenants with the Landlord, as a primary obligation, that the Tenant or the Guarantor shall at all times during the Term (including any continuation or renewal of this Lease by Visio International Limited) duly perform and observe all the covenants on the part of the Tenant contained in this Lease, including the payment of the rents and all other sums payable under this Lease in the manner and at the times herein specified and the Guarantor hereby indemnifies the Landlord against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default by the Tenant in the performance and observance of any of its obligations under this Lease or the payment of any rent and other sums arising before or after the expiration or termination of this Lease.

1.2  Guarantor jointly and severally liable with tenant
     --------------------------------------------------

The Guarantor hereby further covenants with the Landlord that the Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the obligations of the Tenant under this Lease and agrees that the Landlord, in the enforcement of its rights hereunder, may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease.

1.3  Waiver by Guarantor
     -------------------

The Guarantor hereby waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

1.4  Postponement of claims by Guarantor against Tenant
     --------------------------------------------------

The Guarantor hereby further covenants with the Landlord that the Guarantor shall not claim in any liquidation, bankruptcy, composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Tenant and to the extent necessary to discharge the obligations of the Tenant to the Landlord shall hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.

1.5  Postponement of participation by Guarantor in security
     ------------------------------------------------------

The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

1.6  No release of Guarantor
     -----------------------

None of the following, or any combination thereof, shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor as principal debtor under this Lease or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:

     1.6.1 any neglect, delay or forbearance of the Landlord in endeavoring to obtain payment of the rents or any part or parts thereof and / or the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

     1.6.2 any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 14 of the 1881 Act have been entitled) to re-enter the Demised Premises;

     1.6.3 any extension of time given by the Landlord to the Tenant;

     1.6.4 any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord's reversion or the assignment of this Lease;

     1.6.5 any change in the constitution, structure or powers of either the Tenant, the Guarantor or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

     1.6.6 any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant;

     1.6.7 any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or in part

          (other than a release under seal given by the Landlord or a release or determination pursuant to clause 1.9 of this Schedule).

1.7  Disclaimer or forfeiture of Lease
     ---------------------------------

     1.7.1  The Guarantor hereby further covenants with the Landlord that:

          1.7.1.1 if a liquidator or trustee in bankruptcy shall disclaim or surrender this Lease; or

          1.7.1.2  if this Lease shall be forfeited; or

          1.7.1.3  if the Tenant shall cease to exist

          THEN the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within six (6) months after such disclaimer or other event so requires, accept from and execute and deliver to the Landlord a new lease of the Demised Premises subject to and with the benefit of this Lease (if the same shall still be deemed to be extant at such time) for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term, such new lease to be at the cost of the Guarantor and to be at the same rents and subject to the same covenants, conditions and provisions as are contained in this Lease;

    1.7.2 If the Landlord shall not require the Guarantor to take a new lease, the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the rents and other sums that would have been payable under this Lease but for the disclaimer, forfeiture or other event in respect of the period (hereinafter called "the Relevant Period") from and including the date of such disclaimer, forfeiture or other event until the expiration of twelve (12) months therefrom or until the Landlord shall have granted a lease of the Demised Premises to the Guarantor or a third party or the Lease has been assigned or a new lease granted as provided for in clause 1.7.3 (whichever shall first occur) less any sums paid by the Tenant or the Guarantor in respect of the Relevant Period.

    1.7.3 In the event of a disclaimer or other event referred to in clause
          1.7.1 (other than when the same shall have arisen due to the liquidation or insolvency of the Guarantor) the Guarantor shall be entitled to take an assignment of the Lease, in respect of which the Landlord shall not withhold its consent, or to call upon the Landlord to grant a Lease to the

          Guarantor or, with the consent of the Landlord which shall not be unreasonably withheld or delayed, to assign the Lease or call for the grant of a new lease to a nominee of the Guarantor with a guarantee from the Guarantor on the same terms as this guarantee, for the residue of the term of the Lease on the same terms as herein contained PROVIDED ALWAYS that the Guarantor hereby covenants with the Landlord that in such event if the Guarantor shall assign the Lease to an assignee who does not meet the Minimum Criteria the Guarantor shall upon such assignment deliver to the Landlord a guarantee in respect of the obligations of such assignee in the manner described in this Guarantee (mutatis mutandis).

1.8  Benefit of guarantee
     --------------------

This guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment thereof.

1.9  Release of Guarantee
     --------------------

The obligation of the Guarantor hereunder shall be released where

     1.9.1 the Tenant assigns the Lease with the Landlord's prior written consent to an assignee who satisfies the "Minimum Criteria" or to an assignee who is guaranteed by a party who meets the Minimum Criteria (or in the case of an assignment to an assignee who meets the Minimum Criteria or to an assignee who is guaranteed by a party who meets the Minimum Criteria where a Court or other duly appointed arbitrator has held that consent to assignment is or has been unreasonably withheld and the assignee and, if applicable, the guarantor complete the assignment) or, at any time after an assignment the assignee or the guarantor of the assignee meets the Minimum Criteria. For the purpose of this Lease the "Minimum Criteria" shall be:-

            1.9.1.1 The post tax profits of the assignee (or its guarantor where such guarantor provides a guarantee to the Landlord in the same terms as set out in this Sixth Schedule mutatis mutandis) as shown in its audited accounts for the previous three consecutive financial years is not less than three times the Rent then reserved at 3.1. to 3.3 of the Lease together with all rates and other outgoings then payable hereunder; or

            1.9.1.2 The assignee or any guarantor of the assignee is a
                    Government Body or agency ( which shall include for the purpose of this clause the Industrial Development Authority or Forfas) or the Office of Public Works (or any successor or replacement of the Office of Public Works) on behalf of a Government Body or the Government or Government Minister (in his capacity as a Minister); or

            1.9.1.3 The assignee or any guarantor of the assignee is a publicly quoted company of more than 20 years standing and its failure to meet the criteria in clause 1.9.1 hereof in any one of the three consecutive financial years is due to a solvent corporate re-organization where following such re-organization, the net shareholders funds in the assignee are not less than One Hundred Million pounds (100,000,000) and, in expressing the assignee's borrowings as a percentage of its shareholder funds, such percentage is not greater than 60%.

     1.9.2  The surrender of the Lease by agreement with the Landlord or

     1.9.3 The determination of the Lease pursuant to the Break Option Deed of even date to this Lease made between the Landlord and the Tenant.


PRESENT when the Common Seal             )
of NORWELL INVESTMENTS                   )
LIMITED was hereunto affixed:            )

PRESENT when the Common Seal             )
of VISIO INTERNATIONAL                   )
LIMITED in the presence of:              )





                                           ------------------------------------
                                           Director

                                       ----------------------------------------
                                       Director/ Secretary


PRESENT when the Common Seal          )
of VISIO CORPORATION                  )
was hereunto affixed:                 )




                                       ----------------------------------------
                                       Director




                                       ----------------------------------------
                                       Director/ Secretary


PRESENT when the Common Seal          )
of GC PLAZA MANAGEMENT                )
LIMITED                               )
was hereunto affixed:                 )

Dated the ____ day of ____________, 199_